                                                                    EXHIBIT 10.1




                         AMENDED AND RESTATED REVOLVING
                                CREDIT AGREEMENT



                             UNICCO SERVICE COMPANY
                                    USC, INC.
                         UNICCO SECURITY SERVICES, INC.
                        UNICCO GOVERNMENT SERVICES, INC.
                              UNICCO FINANCE CORP.

                                  AS BORROWERS


                          Dated as of October 17, 1997



                                  ------------


                                BANKBOSTON, N.A.
                                       AND
                          OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                    AS BANKS

                                       AND

                                BANKBOSTON, N.A.

                                    AS AGENT




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                                TABLE OF CONTENTS

Section                                Title                             Page
-------                                -----                             ----

                             SECTION I - DEFINITIONS

1.1        Definitions...................................................  2
1.2        Terms of General Application.................................. 23

                       SECTION II - DESCRIPTION OF CREDIT

2.1        The Loans..................................................... 23
2.2        The Notes..................................................... 24
2.3        Conversion.................................................... 25
2.4        Notice and Manner of Borrowing or
              Conversion of Loans........................................ 25
2.5        Commitment Fee................................................ 26
2.6        [Intentionally Omitted]....................................... 27
2.7        Administrative Agent's Fees................................... 27
2.8        Reduction of Revolving Credit Commitment...................... 27
2.9        Duration of Interest Periods.................................. 27
2.10       Interest Rates and Payments of Interest....................... 27
2.11       Changed Circumstances......................................... 30
2.12       Capital Requirements.......................................... 31
2.13       Payments and Prepayments of the Loans......................... 32
2.14       Method of Payment............................................. 32
2.15       Overdue Payments.............................................. 33
2.16       Payments not at End of Interest Period........................ 33
2.17       Computation of Interest and Fees.............................. 34
2.18       Letters of Credit............................................. 34
2.19       Letter of Credit Fees......................................... 35

                        SECTION III - CONDITIONS OF LOAN

3.1        Conditions Precedent to Initial Revolving Loan or
               Initial Continuation of Revolving Loan.................... 35
3.2        Conditions Precedent to all Loans and Letters of Credit....... 39

                   SECTION IV - REPRESENTATIONS AND WARRANTIES

4.1        Organization and Qualification................................ 39
4.2        Corporate Authority........................................... 40
4.3        Valid Obligations............................................. 40
4.4        Consents or Approvals......................................... 40



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4.5        Title to Properties; Absence of Encumbrances.................. 40
4.6        Location of Records and Collateral;
               Name Change............................................... 41
4.7        Financial Statements.......................................... 41
4.8        Changes....................................................... 42
4.9        Defaults...................................................... 42
4.10       Taxes......................................................... 42
4.11       Litigation.................................................... 42
4.12       Subsidiaries.................................................. 42
4.13       Investment Company Act........................................ 42
4.14       Compliance with ERISA......................................... 43
4.15       Environmental Matters......................................... 43
4.16       Disclosure.................................................... 45
4.17       Solvency...................................................... 45
4.18       Compliance with Statutes, etc................................. 45
4.19       Capitalization................................................ 45
4.20       Labor Relations............................................... 47
4.21       Certain Transactions.......................................... 47
4.22       Restrictions on the Borrower Affiliated Group................. 47
4.23       Leases........................................................ 47
4.24       Franchises, Patents, Copyrights, Etc.......................... 48
4.25       Collateral.................................................... 48
4.26       Material Contracts............................................ 48
4.27       Interdependence of the Borrower Affiliated Group.............. 48

                        SECTION V - AFFIRMATIVE COVENANTS

5.1        Financial Statements and other Reporting Requirements......... 49
5.2        Conduct of Business........................................... 52
5.3        Maintenance and Insurance..................................... 53
5.4        Taxes......................................................... 53
5.5        Inspection by the Agent....................................... 54
5.6        Maintenance of Books and Records.............................. 54
5.7        [Intentionally Omitted]....................................... 54
5.8        Environmental Indemnification................................. 54
5.9        Use of Proceeds............................................... 54
5.10       Pension Plans................................................. 55
5.11       Fiscal Year................................................... 55
5.12       Net Proceeds.................................................. 55
5.13       Further Assurances............................................ 55

                         SECTION VI - NEGATIVE COVENANTS

6.1        Indebtedness.................................................. 56
6.2        Contingent Liabilities........................................ 56


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6.3        Leases........................................................ 57
6.4        Sale and Leaseback............................................ 57
6.5        Encumbrances.................................................. 57
6.6        Merger; Consolidation; Sale or Lease of Assets;
               Acquisitions.............................................. 58
6.7        Total Debt Ratio.............................................. 59
6.8        Minimum Fixed Charge Coverage................................. 59
6.9        Minimum Interest Coverage..................................... 60
6.10       Restricted Payments........................................... 61
6.11       Investments................................................... 62
6.12       ERISA......................................................... 62
6.13       Transactions with Affiliates.................................. 62
6.14       Loans......................................................... 62
6.15       Borrowing Base................................................ 62
6.16       No Amendments to Certain Documents............................ 63
6.17       Maximum Capital Expenditures.................................. 63
6.18       Prohibited Events............................................. 63

                             SECTION VII - DEFAULTS

7.1        Events of Default............................................. 64
7.2        Remedies...................................................... 68

                SECTION VIII - CONCERNING THE AGENT AND THE BANKS

8.1        Appointment and Authorization................................. 68
8.2        Agent and Affiliates.......................................... 68
8.3        Future Advances............................................... 69
8.4        Delinquent Bank............................................... 69
8.5        Payments...................................................... 70
8.6        Action by Agent............................................... 70
8.7        Notification of Defaults and Events of Default................ 71
8.8        Consultation with Experts..................................... 71
8.9        Liability of Agent............................................ 71
8.10       Indemnification............................................... 72
8.11       Independent Credit Decision................................... 72
8.12       Successor Agent............................................... 72

           SECTION IX - UNICCO AS AGENT FOR BORROWER AFFILIATED GROUP

9.1        Unicco as Agent for the Borrower Affiliated Group............. 73




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                            SECTION X - MISCELLANEOUS

10.1       Notices....................................................... 73
10.2       Expenses...................................................... 74
10.3       Indemnification............................................... 75
10.4       Set-Off....................................................... 75
10.5       Term of Agreement............................................. 75
10.6       No Waivers.................................................... 75
10.7       Governing Law................................................. 76
10.8       Amendments, Waivers, Etc...................................... 76
10.9       Binding Effect of Agreement................................... 76
10.10      Successors and Assigns........................................ 76
10.11      Syndication of the Loans...................................... 78
10.12      Counterparts.................................................. 78
10.13      Partial Invalidity............................................ 78
10.14      Captions...................................................... 78
10.15      Waiver of Jury Trial.......................................... 78
10.16      Waiver of Special Damages..................................... 79
10.17      Entire Agreement.............................................. 79
10.18      Business Trust................................................ 79


                                    EXHIBITS

EXHIBIT A - Form of Revolving Credit Note

EXHIBIT B - Form of Notice of Borrowing or Conversion

EXHIBIT C - Indebtedness; Encumbrances

EXHIBIT D - Disclosure

EXHIBIT E - Form of Borrowing Base Report

EXHIBIT F - Form of Report of Chief Financial Officer



                                    SCHEDULES

SCHEDULE 1 - Commitments and Commitment Percentages




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                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                          Dated as of October 17, 1997


         THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of October 17, 1997, by and among UNICCO SERVICE COMPANY ("Unicco"), a Massachusetts business trust having its chief executive office at Four Copley Place, Boston, Massachusetts 02116, USC, INC. ("USC"), a Massachusetts corporation having its chief executive office at Four Copley Place, Boston, Massachusetts 02116, UNICCO SECURITY SERVICES, INC. (f/k/a Ogden Allied Security Services, Inc.) ("U-Security"), a Delaware corporation, having its chief executive office at Four Copley Place, Boston, Massachusetts 02116, UNICCO GOVERNMENT SERVICES, INC. (f/k/a Ogden Allied Eastern States Maintenance Corporation) ("U-Government"), a Delaware corporation having its chief executive office at Four Copley Place, Boston, Massachusetts 02116, UNICCO FINANCE CORP. ("U-Finance"), a Delaware corporation having its chief executive office at Four Copley Place, Boston, Massachusetts 02116, (collectively, the "Borrowers"); BANKBOSTON, N.A. ("BankBoston" ), a national bank having its head office at 100 Federal Street, Boston, Massachusetts 02110, and the other lending institutions which may become parties hereto pursuant to Section 10.10 (individually a "Bank" and collectively, the "Banks"); and BankBoston as agent for itself and each other Bank and joined in for certain purposes by UNICCO FACILITY SERVICES CANADA COMPANY ("U-Canada"), a Nova Scotia unlimited liability company having its chief executive office at 411 Richmond Street East, Suite 107, Toronto, Canada M5A 3S5.

         WHEREAS, Unicco and certain of its affiliates are existing customers of BankBoston and certain other lenders pursuant to a Revolving Credit and Term Loan Agreement dated as of June 28, 1996 (the "Existing Loan Agreement");

         WHEREAS, Unicco and such affiliates have requested financing from BankBoston in connection with refinancing the indebtedness under the Existing Loan Agreement;

         WHEREAS, in connection with the proposed refinancing, Unicco and such affiliates and BankBoston desire to amend and restate the Existing Loan Agreement in its entirety and to add U-Finance as a Borrower;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Existing Loan Agreement shall be amended and restated effective as of the date hereof to read as follows:


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



                                    SECTION I

                                   DEFINITIONS

         1.1.  DEFINITIONS.

         All capitalized terms used in this Agreement, in the Notes or in any other Security Document, or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the respective meanings assigned to them below:

         ACCOUNT OR ACCOUNTS RECEIVABLE. Individually and collectively, all rights of a Person to payment for goods sold or leased or for services rendered (including, without limitation, all accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to any person for goods sold by it or for services rendered by it), all sums of money or other proceeds due or becoming due thereon, all guaranties and security therefor, and all right, title and interest of such person in the goods or services giving rise thereto and the rights pertaining to such goods, including rights of reclamation and stoppage in transit, and all related insurance, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to such person.

         ACQUIRED PARTY. Any Person, 100% of the outstanding capital stock or beneficial interests or substantially all of the assets of which, are acquired by a Borrower (other than U-Finance) in connection with a Permitted Acquisition.

         ACQUISITION DOCUMENTS. Collectively, each of the documents entered into or delivered in connection with any Permitted Acquisition.

         ADJUSTED EURODOLLAR RATE. Applicable to any Interest Period, shall mean a rate PER ANNUM determined pursuant to the following formula:

                           AER =  [   IOR   ]*
                                   ---------
                                   l.00 - RP

                           AER = Adjusted Eurodollar Rate
                           IOR = Interbank Offered Rate
                           RP  = Reserve Percentage

                *The amount in brackets shall be rounded upwards, if necessary, to the next higher l/l00 of l%.



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Where:

                "Interbank Offered Rate" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by the Administrative Agent to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Administrative Agent by first-class banks in the interbank Eurodollar market on or about 10:00 a.m. (Boston time) 2 Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

                "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Administrative Agent during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Administrative Agent with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

         ADMINISTRATIVE AGENT. BankBoston in its capacity as administrative agent for the Banks and the Agent under this Agreement and the other Loan Documents and Security Documents in connection with administering and servicing the Loans, and includes (where the context so admits) any other person or persons succeeding to the functions of the Administrative Agent under this Agreement.

         ADMINISTRATIVE AGENT'S FEE. The Administrative Agent's fee payable by the Borrowers pursuant to Section 2.7.

         AFFECTED LOANS. See Section 2.11(a).

         AFFILIATE. With reference to any person, (i) any director, officer or employee of that person, (ii) any other person controlling, controlled by or under direct or indirect common control with that person, (iii) any other person directly or indirectly holding 5% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that person and (iv) any other person 5% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that person, and including, in any event, (a) any Subsidiary of such person, (b) each member of the Borrower Affiliated Group, and (c) Ashmont.



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         AGENCY AGREEMENTS. Collectively, the one or more agency agreements entered into from time to time by a member of the Borrower Affiliated Group, the Agent and a local bank or other financial institution approved by the Administrative Agent at which a member of the Borrower Affiliated Group has a deposit account.

         AGREEMENT. This Agreement, as the same may be supplemented or amended from time to time.

         AMENDMENT TO LOAN DOCUMENTS. That certain Amendment to Loan Documents of even date herewith among the members of the Borrower Affiliated Group, the Agent and the Banks.

         ANCILLARY DOCUMENTS. Collectively, (i) the Purchase Documents, (ii) the Subordinated Debt Documents, (iii) the Acquisition Documents, and (iv) all other agreements, instruments and contracts which shall from time to time be identified by the Agent and the Borrowers as "Ancillary Documents" for purposes of this Agreement, as the foregoing may be amended from time to time in accordance with Section 6.16.

         APPLICABLE BASE RATE MARGIN. See Section 2.10.

         APPLICABLE EURODOLLAR MARGIN. See Section 2.10.

         APPROVED ACQUISITION EBITDA. In relation to any particular Permitted Acquisition, the EBITDA of the Acquired Party for the most recently completed four (4) fiscal quarters prior to the consummation of such Permitted Acquisition, as such EBITDA is adjusted in accordance with clause (ix) of the definition of Permitted Acquisition.

         ASHMONT. Ashmont Insurance Company Limited, an exempted company incorporated under the laws of Bermuda.

         ASHMONT SHARES. Collectively, all of the shares of any class of capital stock of Ashmont now or hereafter owned by the Equity Owners or any other person.

         ASSIGNMENTS OF SPLIT DOLLAR LIFE INSURANCE. Collectively, the one or more Assignments of Split Dollar Life Insurance Policy as Collateral dated as of the date hereof in favor of the Collateral Agent.

         BANKS. Collectively, (i) BankBoston, and (ii) each of the other financial institutions which may provide additional commitments and become a party to this Agreement as a Bank hereunder, as shown on SCHEDULE 1 as it may be amended from time to time.

         BASE ACCOUNT. Accounts Receivable of the Borrower Affiliated Group as to which the Collateral Agent has a valid and perfected first-priority security interest and the Borrower Affiliated Group has furnished to the Agent the information required by Section 5.1(e).





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         BASE RATE. The greater of (i) the rate of interest announced from time to time by the Administrative Agent at its head office as its Base Rate, and
(ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

         BASE RATE LOAN. Any Revolving Loan bearing interest calculated by reference to the Base Rate.

         BORROWER AFFILIATED GROUP. Collectively, (i) Unicco, (ii) USC, (iii) the USC Subsidiaries, (iv) U-Canada, and (v) U-Finance.

         BORROWERS. See Preamble.

         BORROWING BASE. In relation to the Borrower Affiliated Group as at any particular date, an amount equal to the lesser of (i) the aggregate Revolving Credit Commitments as in effect on such date, and (ii) 80% of the Net Outstanding Amount of Base Accounts as at such date, as determined by the Agent, PROVIDED that the Agents reserves the right, in its reasonable discretion exercised in good faith and in accordance with its customary practices, to increase or decrease the foregoing percentages or to modify the eligibility requirements for such Net Outstanding Amount of Base Accounts based upon a determination that a material adverse change in the Collateral has occurred.

         Whenever the Borrowing Base is used as a measure of Revolving Loans, it shall be computed as of, and the Revolving Loans referred to shall be those reflected in the Loan Account at, the time in question.

         BORROWING BASE REPORT. See Section 5.1(e).

         BUSINESS DAY. (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market.

         CANADIAN GAAP. Generally accepted accounting principles as applied in Canada, consistently applied.

         CANADIAN SECURITY DOCUMENTS. Collectively, (i) the General Assignment of Book Debts dated as of June 28, 1996 by U-Canada in favor of the Collateral Agent, (ii) the Debenture dated as of June 28, 1996 by U-Canada in favor of the Collateral Agent, (iii) the Pledge Agreement dated as of June 28, 1996 by U-Canada in favor of the Collateral Agent, (iv) the Undertaking dated as of June 28, 1996 by U-Canada in favor of the Collateral Agent, and (v) all other documents, agreements, instruments or contracts entered into by U-

Canada by which any of the Obligations shall be evidenced or under or in respect of which the Collateral Agent or any of its nominees, agents or representatives shall have, at such time, any rights or interests as security of the payment or performance of all or any part of the Obligations, each of the foregoing as amended by the Amendment to Loan Documents.

         CAPITAL EXPENDITURES. Any expenditure for fixed assets which are capitalized in accordance with GAAP (or Canadian GAAP, as applicable), including assets being constructed (whether or not completed), leasehold improvements, capital leases under GAAP (or Canadian GAAP, as applicable), installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures, including (i) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of a capital lease, the amount required to be capitalized in accordance with GAAP (or Canadian GAAP, as applicable) for the fiscal period in question, and (iii) without duplication, expenditures in or from any construction-in-process account of any member of the Borrower Affiliated Group during the fiscal period in question.

         CASH MANAGEMENT AGREEMENTS. Collectively, those agreements between any member of the Borrower Affiliated Group and the Administrative Agent relating to the cash management of such member, including, without limitation, the Lockbox Agreement, the Collection Account Agreement and the Agency Agreements.

         CLOSING DATE. The first date on which all of the conditions set forth in Section 3.1 have been satisfied and any Loans are to be made or continued hereunder.

         CO-AGENTS. From June 28, 1996 through the date hereof, BankBoston and Fleet National Bank, in their respective capacities as Co-Agents under the Existing Loan Agreement, and from and after the date hereof, BankBoston in its capacity as Agent.

         CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         COLLATERAL. Collectively, all of the agreements, instruments, contracts, property (real and personal), assets, accounts and monies, and all of the income, proceeds and products of any thereof, under or in respect of which the Agent (including, without limitation, the Collateral Agent), any Bank or any of the nominees, agents or legal representatives of the Co-Agents, the Agent (including, without limitation, the Collateral Agent) or any Bank shall have at the relevant time of reference to the term "Collateral," any rights or interest as security for the payment or performance of all or any part of the Obligations.

         COLLATERAL AGENT. BankBoston in its capacity as collateral agent for the Banks and the Agent under this Agreement and the other Loan Documents and Security Documents, and includes (where the context so admits) any other person or persons succeeding to the functions of the Collateral Agent under this Agreement.



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

         COLLATERAL ASSIGNMENTS. Collectively, (i) the separate Collateral Assignments of Purchase Documents dated as of June 28, 1996 and executed and delivered by each of Unicco, USC and U-Canada in favor of the Collateral Agent, for the ratable benefit of the Banks and the Co-Agents, and (ii) the Assignments of Split Dollar Life Insurance, each of the foregoing as amended by the Amendment to Loan Documents.

         COLLECTION ACCOUNT AGREEMENT. The Collection Account Agreement entered into in July, 1996 among the Collateral Agent, U-Canada and Royal Bank of Canada.

         COMBINED AND COMBINING. The terms Combined and Combining shall have the meanings ascribed thereto under GAAP, and when used in any Loan Document, shall be deemed to refer to the Borrower Affiliated Group, in all cases, net of any intercompany accounts.

         COMMITMENT. With respect to each Bank, the aggregate amount set forth on SCHEDULE 1 as such Bank's Revolving Credit Commitment, as such Bank's Commitment may be modified pursuant hereto and in effect from time to time.

         COMMITMENT FEE. The commitment fee payable by the Borrowers pursuant to
Section 2.5.

         COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Revolving Credit Commitments. SCHEDULE 1 shall be amended from time to time to reflect any changes to the Commitment Percentages.

         CONSOLIDATED AND CONSOLIDATING. The terms Consolidated and Consolidating shall have the meanings ascribed thereto under GAAP and Canadian GAAP, as applicable.

         CONTROLLED GROUP. All trades or businesses (whether or not incorporated) under common control that, together with any member of the Borrower Affiliated Group, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 400l of ERISA.

         DEFAULT. An event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         DOLLAR OR $. Dollars in lawful currency of the United States of America.

         EBITDA. In relation to the Borrower Affiliated Group for any period, an amount equal to Combined net income determined in accordance with GAAP (on a basis consistent with the method of determination by the Borrower Affiliated Group for the financial statements delivered to the Agent prior to the date hereof and with Inventory, if any, being determined on a "first-in, first-out" basis), plus the following to the extent deducted in computing such Combined net income for such period: (i) Interest Charges of the Borrower





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

Affiliated Group for such period, (ii) taxes on income of the Borrower Affiliated Group for such period, (iii) without double-counting amounts under clause (ii) above, Tax Distribution Amounts for such period, (iv) depreciation of the Borrower Affiliated Group for such period, (v) amortization of the Borrower Affiliated Group for such period, and (vi) other non-cash charges of the Borrower Affiliated Group for such period, but , in any event, exclusive of all extraordinary gains or losses of the Borrower Affiliated Group for such period (including, without limitation, all gains attributable to the sale or other disposition of assets by the Borrower Affiliated Group during such period).

        ENCUMBRANCES. See Section 6.5.

        ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

        ENVIRONMENTAL LAWS. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all federal, state and local governmental authorities, agencies, commissions, boards, bureaus or departments which may now or hereafter have jurisdiction over any member of the Borrower Affiliated Group or any landlord under any real property Lease under which any member of the Borrower Affiliated Group is a tenant, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

        EQUITY OWNERS. Collectively, (i) Steven C. Kletjian, (ii) Robert P. Kletjian, (iii) Richard J. Kletjian, (iv) George A. Keches, (v) John Feitor, and
(vi) any other person who at any time becomes the legal or beneficial owner of any Ashmont Shares or Unicco Shares.

        EQUITY SECURITIES. As to any person, any shares of any class of capital stock of such person, voting or non-voting, or any options or warrants with respect to any such shares.

        EURODOLLAR LOAN. Any Revolving Loan bearing interest at a rate determined with reference to the Adjusted Eurodollar Rate.

        EVENT OF DEFAULT. Any event described in Section 7.1.



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

        EXCESS CASH BALANCES. As at any date of determination, the aggregate amount of cash balances of the Borrowers in deposit accounts maintained with the Agent in excess of $1,000,000.

        EXISTING LOAN AGREEMENT. See Preamble.

        FDICIA. The Federal Deposit Insurance Corporation Improvement Act of 1991, as amended and in effect.

        FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from 3 Federal funds brokers of recognized standing selected by the Administrative Agent.

        FIRREA. The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect.

        FIXED CHARGE COVERAGE RATIO. For any period, the ratio of (i) Operating Cash Flow for such period, to (ii) Total Debt Service for such period.

        FUNDED DEBT RATIO. As at the end of any fiscal quarter of the Borrower Affiliated Group, the ratio of (i) Combined Total Funded Debt as at the end of such fiscal quarter, to (ii) Combined EBITDA for the four consecutive fiscal quarters of the Borrower Affiliated Group ending on the last day of such fiscal quarter.

        GAAP. Unless the context otherwise requires, with reference to (i) each member of the Borrower Affiliated Group other than U-Canada, United States generally accepted accounting principles, consistently applied, and (ii) U-Canada, Canadian GAAP.

        GUARANTEES. As applied to any person, without duplication, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on such persons balance sheet, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person.

        HAZARDOUS MATERIAL. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste" or "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto or jurisdictional equivalent thereof, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 ET SEQ.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over any member of the Borrower Affiliated Group or any landlord under any real property Lease under which any member of the Borrower Affiliated Group is a tenant; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

        HIGH YIELD INDENTURE. The Senior Subordinated Note Indenture dated as of the date hereof by and between UNICCO, U-Finance, the other members of the Borrower Affiliated Group who are guarantors thereunder and State Street Bank and Trust Company as Trustee, providing for the issuance of the High Yield Subordinated Debt.

        HIGH YIELD SUBORDINATED DEBT DOCUMENTS. Collectively, (i) the High Yield Subordinated Debt, (ii) the High Yield Indenture, and (iii) each of any other agreements, contracts and other instruments executed and delivered in connection with the foregoing or relating thereto, as the same may be amended or modified in accordance with Section 6.16 and the terms of the High Yield Subordinated Debt.

        HIGH YIELD SUBORDINATED DEBT. Collectively, the separate Senior Subordinated Notes due 2007 in the aggregate original principal amount of up to $105,000,000 and bearing interest at 9-7/8% (nine and seven-eighths percent) per annum, issued by Unicco and U-Finance, as any of the same may be amended or modified in accordance with Section 6.16 and the terms of the High Yield Subordinated Debt.

        HIGH YIELD SUBORDINATED DEBT TRANSACTIONS. The transactions evidenced by the High Yield Subordinated Debt Documents.

        INDEBTEDNESS. As applied to any person, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, recourse or non-recourse, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such person, and all obligations representing the deferred purchase price of property and services, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments,
(iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by such person, whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the balance sheets of such person, (v) all

Guarantees by such person, and (vi) without double-counting any of the foregoing Indebtedness, all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by such person.

        INELIGIBLE ACCOUNT PARTY. Any account debtor or consolidated group including such account debtor who has 20% or more of its aggregate accounts owing to the Borrower Affiliated Group excluded from the definition of "Net Outstanding Amount of Base Accounts" pursuant to any of the provisions of that definition.

        INITIAL FINANCIAL STATEMENT. See Section 4.7.

        INSOLVENT OR INSOLVENCY. The occurrence of one or more of the following events with respect to a person: death; dissolution; termination of existence; insolvency within the meaning of the United States Bankruptcy Code or other applicable statutes (or any jurisdictional equivalent thereof); such person's inability to pay its debts as they come due; appointment of a receiver of any part of the property of, execution of a trust mortgage or an assignment for the benefit of creditors by, or the entry of an order for relief or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, or the offering of a plan to creditors for composition or extension, except for an involuntary proceeding commenced against such person which is dismissed within 45 days after the commencement thereof without the entry or an order for relief or the appointment of a trustee.

        INTEREST CHARGES. For any period, means, without duplication, all interest (other than, if any, any so-called payment-in-kind interest) and all amortization of debt discount, deferred financing charges and expense (including commitment fees, balance deficiency fees, letter of credit fees and similar expenses) on any particular Indebtedness for which such calculations are being made, all as determined in accordance with GAAP (or Canadian GAAP, as applicable). Computations of Interest Charges on a PRO FORMA basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

        INTEREST COVERAGE RATIO. For any period, the ratio of (i) EBITDA for such period, to (ii) the aggregate Interest Charges on all Indebtedness of the Borrower Affiliated Group for such period.

        INTEREST PERIOD. With respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one, two, three or six months thereafter, as the Borrowers may elect in the applicable Notice of Borrowing or Conversion; PROVIDED that:

        (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such

               Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

        (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

        (iii) any Interest Period applicable to Revolving Loans that would otherwise end after the Revolving Credit Maturity Date shall end on the Revolving Credit Maturity Date; and

        (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month; and if any Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

        INTEREST RATE PROTECTION ARRANGEMENTS. The obligations of any Borrower under any so-called interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and similar arrangements designed to protect such Borrower against fluctuations in interest rates.

        INVENTORY. Goods, merchandise and other personal property, now owned or hereafter acquired by a person, which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in such person's business.

        INVESTMENT. As applied to any person, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other Equity Security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

        LANDLORD WAIVERS. Collectively, the separate landlord waivers which have been or are executed and delivered to the Collateral Agent, for the ratable benefit of the Banks and the Agent, by the landlord under any real property Lease under which any member of the Borrower Affiliated Group is a tenant.

        LEASES OR LEASE. Any agreement granting a person the right to occupy space in a structure or real estate for any period of time or any capital lease, operating lease or other lease of or agreement to use personal property, including, but not limited to, machinery, equipment, furniture and fixtures, whether evidenced by written or oral lease, contract, sales agreement or other agreement no matter how characterized.

        LETTERS OF CREDIT. Letters of Credit in the form customarily issued by the Administrative Agent as standby letters of credit, issued by the Administrative Agent under the joint responsibilities of the Banks, at the request and for the account of any Borrower.

        LOAN. A Base Rate Loan or a Eurodollar Loan made to the Borrowers by any Bank pursuant to Section II of this Agreement, and "Loans" means all of such Base Rate Loans or Eurodollar Loans, collectively.

        LOAN ACCOUNT. The account or accounts on the books of the Administrative Agent in which will be recorded loans and advances made by the Banks to the Borrowers pursuant to this Agreement, payments made on such loans and other appropriate debits and credits as provided by this Agreement or other Loan Documents.

        LOAN DOCUMENTS. Collectively, this Agreement (including, without limitation, the agreements and other instruments listed or described in Section
3), the Notes, the Amendment to Loan Documents, the Security Agreements, the Canadian Security Documents, the U-Canada Guaranty, the Pledge Agreements, the Subordination Agreements, the Collateral Assignments, the Landlord Waivers, the Letters of Credit (and all letter of credit applications and agreements executed and delivered in connection therewith), the Cash Management Agreements, and the Solvency Certificates, together with all agreements and other instruments contemplated thereby and all schedules, exhibits and annexes thereto, as the same may from time to time be amended and in effect.

        LOCKBOX AGREEMENT. The Lockbox Agreement dated as of July 1, 1996 by the Borrower Affiliated Group in favor of the Collateral Agent, for the ratable benefit of the Banks and the Co-Agents.

        MCRC. Massachusetts Capital Resource Company, a Massachusetts special purpose limited partnership.

        MCRC GUARANTIES. The guaranty from U-Canada dated as of June 28, 1996 in favor of MCRC, which shall be subordinate to any and all Guaranties in favor of the Co-Agents, the Agent or the Banks pursuant to the MCRC Subordination Agreement.

        MCRC SUBORDINATED DEBT AGREEMENT. The Note Purchase Agreement dated as of June 28, 1996 between MCRC, Unicco and the other members of the Borrower Affiliated Group (other than U-Finance), as the same has been amended on the date hereof and may be further amended or modified from time to time in accordance with Section 6.16 and the MCRC Subordination Agreement.

        MCRC SUBORDINATED DEBT DOCUMENTS. Collectively, (i) the MCRC Subordinated Debt Agreement, (ii) the MCRC Subordinated Notes, (iii) the MCRC Guaranties, and (iv) each of any other agreements, contracts and other instruments executed and delivered in connection with any of the foregoing or relating thereto, as the same may be amended or modified in accordance with the terms of the MCRC Subordination Agreement.

        MCRC SUBORDINATED NOTES. The separate Promissory Notes due 2001 in the aggregate original principal amount of $5,000,000 and bearing interest at 14% per annum, with scheduled interest payments due on each October 15, January 15, April 15, and July 15 of each year, commencing October 15, 1996, and scheduled principal due on September 30, 2001, issued by certain of the Borrowers to MCRC on June 28, 1996, as the same have been amended on the date hereof and may be further amended or modified in accordance with Section 6.16 and the MCRC Subordination Agreement.

        MCRC SUBORDINATION AGREEMENT. The Subordination Agreement dated as of June 28, 1996 among the Co-Agents, the Banks and MCRC, and countersigned by the Borrower Affiliated Group, as amended by the Amendment to Loan Documents.

        MAJORITY BANKS. Those Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment in effect at the relevant time of reference.

        MATERIAL CONTRACTS. Those agreements and contracts of the Borrower Affiliated Group, whether written or oral, listed and described on EXHIBIT D.

        NET OUTSTANDING AMOUNT OF BASE ACCOUNTS. The net amount of Base Accounts outstanding after eliminating from the aggregate amount of outstanding Base Accounts any Account which:

        (a) is unpaid more than 90 days after the original invoice date,

        (b) did not arise in the ordinary course of business of a member of the Borrower Affiliated Group as a result of services which have been performed for, or the sale of goods which have been shipped to, the account debtor;

        (c) is not the legal, valid and binding obligation of the account debtor thereunder, the right to payment for which is not assignable, is subject to a lien of the kind described in Section 6.5(h), is not owned by a member of the Borrower Affiliated Group free and clear of all Encumbrances (except in favor of the Collateral Agent) or is evidenced by a promissory note or other instrument;

        (d) has been reduced or against which a reduction is being sought, as against any member of the Borrower Affiliated Group or its respective agents, by any offset, counterclaim, adjustment, credit, allowance or other defense, or as to which there is any (or any basis for any) return, rejection, loss or damage of or to the goods giving rise thereto, or any request for credit or adjustments;

        (e) is uncollectible for any reason, including, without limitation, any bankruptcy, insolvency or other financial difficulty of the account debtor, or any impediment to the assertion of a claim or commencement of an action against the account debtor (including as a consequence of a failure of any member of the Borrower Affiliated Group to be qualified or licensed in any jurisdiction where such qualification or licensing is required), all as determined by the Agent in their reasonable discretion;

        (f) is owing from any Affiliate of or supplier to any other member of the Borrower Affiliated Group or any Ineligible Account Party;

        (g) is owing from an account debtor not located in the United States, Canada or Puerto Rico, except to the extent that such account debtor is an account debtor of U-Canada and the Collateral Agent has a valid, perfected first-priority security interest in the Accounts owing from such account debtor;

        (h) is owing from an account debtor which is the United States of America or any department, agency or instrumentality thereof, unless the Account has been properly assigned to the Collateral Agent by compliance with the federal Assignment of Claims Act in a manner satisfactory to the Agent; and

        (i) has been designated by the Agent in its reasonable discretion as unacceptable for any reason by notice to the Borrowers, all as determined in good faith by the Agent in accordance with its customary practices, which determination shall be final and binding upon the Borrowers.

        NET PROCEEDS. With respect to the sale, transfer or other disposition by any member of the Borrower Affiliated Group of any asset or group of assets (other than Inventory in the ordinary course of business, but including, without limitation, any sale of Equity Securities), means the amount of cash (freely convertible into United States dollars) received by any member of the Borrower Affiliated Group, its respective agents or the Collateral Agent, from such sale or other disposition (including, without limitation, any tax refund), after (i) provision for all income or other taxes of such member of the Borrower Affiliated Group measured by or resulting from such sale or other disposition (including taking into account the tax benefit, if any, resulting from a loss on such sale or other disposition as and when such tax benefit is realized, (ii) payment of all reasonable brokerage commissions and other reasonable fees and expenses related to such sale or other disposition, and (iii) deduction of appropriate amounts to be provided by such member of the Borrower Affiliated Group as an escrow deposit in conjunction with any such sale or other disposition unless and until such escrow deposit is returned or as a reserve, in accordance with GAAP (or Canadian GAAP, as applicable), against any liabilities associated with such sale, transfer or other disposition and retained by such any member of the Borrower Affiliated Group after such sale or other disposition.

        NOTES. Collectively, the Revolving Credit Notes.

        NOTICE OF BORROWING OR CONVERSION. See Section 2.4.

        OBLIGATIONS. Any and all obligations of any member of the Borrower Affiliated Group to the Agent or any Bank of every kind and description (including obligations in respect of Letters of Credit and fees relating thereto, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

        OGDEN. Ogden Services Corporation, a Delaware corporation.

        OPERATING CASH FLOW. For any period, an amount equal to EBITDA for such period, (i) minus all Capital Expenditures made by the Borrower Affiliated Group during such period, and (ii) minus, without double-counting, the sum of (a) cash taxes on income paid by the Borrower Affiliated Group during such period and (b) the aggregate Tax Distribution Amounts distributed by Unicco during such period.

        PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        PERMITTED ACQUISITION. An acquisition by the Borrower which meets all of the following criteria:

        (i) is an acquisition of a facilities management business or of a facilities services business;

        (ii) the Agent shall have received at least ten (10) Business Days' written notice of the proposed acquisition;

        (iii) the properties and assets acquired by the Borrowers in connection with such acquisition shall be free from all liens, charges and encumbrances whatsoever, other than Encumbrances expressly permitted by Section 6.5(g) and subject to the limitations set forth therein;

        (iv) the Agent shall have a valid, perfected, first-priority security interest in all of the properties and assets being acquired by the Borrowers;

        (v) no Indebtedness shall be assumed by the Borrowers in connection with such acquisition, other than Indebtedness expressly permitted to be incurred by Section 6.1(c) and subject to the limitations set forth therein (including, without limitation, that the aggregate amount of Indebtedness permitted by such
               Section 6.1(c) is limited to $750,000, whether incurred in connection with one or more Permitted Acquisitions or otherwise);

        (vi) immediately prior to, and after giving effect to such acquisition, no Default or Event of Default shall exist (it being agreed that, for financial covenant test purposes, the Borrowers shall be permitted to include the Approved Acquisition EBITDA);

        (vii) prior to such acquisition, the Agent shall have received computations from the Borrowers (in satisfactory detail and based on a compliance certificate in the form of EXHIBIT F hereto) showing PRO FORMA compliance as of the date of, and after giving effect to, such acquisition with the financial covenants set forth in Sections 6.7 through 6.9, inclusive, and Section 6.17;

        (viii) the total purchase price (taking into account all assumed liabilities) shall not exceed $15,000,000; and

        (ix) the Approved Acquisition EBITDA used by the Borrowers in the compliance certificate delivered pursuant to clause (vii) above shall be such EBITDA as determined in accordance with GAAP, or, if the Borrowers have made adjustments to such GAAP EBITDA in such compliance certificate, the Agent has reviewed and approved such adjustments in its reasonable discretion (it being agreed that, without limitation, contractual, adequately documented reductions in the compensation of the sellers under the Permitted Acquisition and/or contractual, adequately documented reductions in rental expenses which, in each case, are effective as of the date of the consummation of the Permitted Acquisition, will be deemed to be acceptable adjustments to such GAAP EBITDA).

        PERMITTED ENCUMBRANCES.  See Section 6.5.

        PERSON or PERSON. An individual, a company, a corporation, a limited liability company, an unlimited liability company, an association, a partnership, a limited liability partnership, a joint venture, an unincorporated trade or business enterprise, a trust (including, without limitation, a business trust), an estate, or a government (national, regional or local) or an agency, instrumentality or official thereof.

        PLAN. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by any member of the Borrower Affiliated Group or any member of the Controlled Group for employees of any member of the Borrower Affiliated Group or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any member of the Borrower Affiliated Group or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

        PLEDGE AGREEMENTS Collectively, (i) the Unicco Pledge Agreement, and
(ii) the USC Pledge Agreement.

        PRO FORMA FINANCIAL STATEMENT. The Combined and Combining PRO FORMA balance sheet of the Borrower Affiliated Group, dated the Closing Date, prepared in accordance with GAAP, assuming that the High Yield Subordinated Debt Transactions had occurred as of such date.

        PURCHASE AGREEMENT. The Purchase Agreement dated May 3, 1996 among the Purchaser and the Sellers (each as defined therein), as amended on or prior to the Closing Date and as further amended from time to time in accordance with
Section 6.16.

        PURCHASE DOCUMENTS. Collectively, (i) the Purchase Agreement, and (ii) all of the other documents, instruments and agreements executed and/or delivered in connection with or contemplated by the Purchase Agreement.

        PURCHASE TRANSACTIONS. The purchase by the Purchaser of the Acquired Assets and the Business (all as defined in the Purchase Agreement) on June 28, 1996, pursuant to and as more fully described in the Purchase Agreement and the other Purchase Documents.

        QUALIFIED INVESTMENTS. As applied to any person, Investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America, (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, (iv) any repurchase agreement secured by any one or more of the foregoing, (v) Investments made in connection with (and in accordance with the requirements for) a Permitted Acquisition, and (vi) Investments made in connection with transactions expressly permitted by (and in accordance with the terms of)
Section 6.6.

        RATE PERIOD. The period beginning on the day following delivery to the Agent of the annual or quarterly financial statements required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) and ending one day after the day on which the next such quarterly (or annual, as applicable) financial statements are delivered to the Agent.

        RESTATEMENT DOCUMENTS. Collectively, this Agreement, the Revolving Credit Notes, the Amendment to Loan Documents, the U-Finance Security Agreement and the Solvency Certificates.

        RESTRICTED PAYMENT. (i) Any cash or property dividend, distribution or other payment, direct or indirect, to any person who now or in the future may hold an equity interest in any member of the Borrower Affiliated Group or Ashmont, whether evidenced by a security or not, other than regular compensation and bonuses and reimbursable business expenses paid to employees of any member of the Borrower Affiliated Group in the ordinary course of business and consistent with past practices, and (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of any capital stock of any member of the Borrower Affiliated Group, or any other payment or distribution made in respect thereof, either directly or indirectly.

        REVOLVING CREDIT COMMITMENT. In relation to any Bank, the maximum liability from time to time of such Bank, as set forth on SCHEDULE 1, to participate in making Revolving Loans to the Borrowers upon the terms and subject to the conditions contained in this Agreement. SCHEDULE 1 shall be amended from time to time to reflect any changes to the Revolving Credit Commitments.

        REVOLVING CREDIT COMMITMENT PERCENTAGE. With respect to each Bank having a Revolving Credit Commitment, the percentage set forth on SCHEDULE 1 as such Bank's percentage of the aggregate Revolving Credit Commitments of all the Banks. SCHEDULE 1 shall be amended from time to time to reflect any changes to the Revolving Credit Commitment Percentages.

        REVOLVING CREDIT MATURITY DATE. October 14, 2002.

        REVOLVING CREDIT NOTES. See Section 2.2.

        REVOLVING LOANS. Collectively, the revolving credit loans in the maximum aggregate principal amount of $45,000,000 made or to be made to the Borrowers by the Banks pursuant to Section 2.1(a), and subject to the limitations contained herein.

        SECURITY AGREEMENTS. Collectively, (i) the separate Security Agreements, each dated as of June 28, 1996, and executed and delivered by each of the Borrowers (other than U-Finance) and U-Canada to the Co-Agents, for the ratable benefit of the Banks and the Co-Agents, as amended by the Amendment to Loan Documents, and (ii) the Security Agreement, dated as of the date hereof, and executed and delivered by U-Finance to the Agent, for the ratable benefit of the Banks and the Agent.

        SECURITY DOCUMENTS. Collectively, (i) the Loan Documents and (ii) all other agreements, instruments or contracts by which any of the Obligations shall be evidenced or under or in respect of which the Banks, the Agent or the Co-Agents (including, without limitation, the Collateral Agent) or any of the nominees, agents, or representatives of the Banks, the Agent or the Co-Agents (including, without limitation, the Collateral Agent) shall have, at such time, any rights or interests as security for the payment or performance of all or any part of the Obligations.

        SENIOR DEBT. All Indebtedness of the Borrower Affiliated Group which is not Subordinated Debt.

        SOLVENCY CERTIFICATES. Collectively, the separate solvency certificates dated as of the date hereof and executed and delivered by the chief financial officer of each of the members of the Borrower Affiliated Group to the Agent, for the ratable benefit of the Banks and the Agent.

        SPECIAL PAYMENT CONDITIONS. Collectively, the conditions that: (i) all sums which shall have become due and payable by the Borrowers to the Agent or the Banks under any of the Security Documents on or prior to such date shall have been paid in full on or prior to such date; and (ii) no event or condition which constitutes a Default or an Event of Default shall be continuing on or as of such date or shall occur by reason of the making of the payment on or as of the date on which any particular dividend, distribution or other payment is proposed to be made or shall occur by reason of the making of such dividend, distribution or other payment on such date.

        STATED AMOUNT. With respect to each Letter of Credit outstanding at any time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions for drawing could then be met).

        SUBORDINATED DEBT. Indebtedness (including any Indebtedness evidenced by payment-in-kind promissory notes, if any) of the Borrower Affiliated Group which is expressly subordinated and made junior to the payment and performance in full of the Obligations on terms and conditions satisfactory to the Agent and the Banks, including, without limitation, Indebtedness under the High Yield Subordinated Debt and the MCRC Subordinated Notes.

        SUBORDINATED DEBT DOCUMENTS. Collectively, (i) the MCRC Subordinated Debt Documents, and (ii) the High Yield Subordinated Debt Documents.

        SUBORDINATED DEBT TRANSACTIONS. Collectively, the transactions evidenced by (i) the MCRC Subordinated Debt Documents, and (ii) the High Yield Subordinated Debt Documents.

        SUBORDINATION AGREEMENTS. Collectively, (i) the MCRC Subordination Agreement, and (ii) Article 10 and Article 11.02 of the High Yield Indenture, as in effect on the date hereof and delivered to the Agent.

        SUBSIDIARY. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by a person or a Subsidiary of such person; or any other such organization the management of which is directly or indirectly controlled by a person or a Subsidiary of such person through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which a person has a 50% or more ownership interest.

        TAX DISTRIBUTION AMOUNT. For any period, an amount equal to the minimum amount sufficient to cover payment of the expected federal (and state, if any) income taxes attributable to the ownership of Unicco's capital stock, based on the highest federal (and state, if applicable) income tax rate that could be applicable to any holder of such capital stock for such period, and taking into consideration the deduction of any income tax in computing another income tax that could be applicable to any holder of such capital stock, as determined through the end of the period in question.

        TOTAL COMMITMENT. As of any date, the aggregate sum of the then-current Commitments of the Banks, PROVIDED that the Total Commitment shall not at any time exceed $45,000,000.

        TOTAL DEBT. As at any date of determination, on a Combined basis for the Borrower Affiliated Group, the aggregate amount of Indebtedness outstanding on such date.

        TOTAL DEBT RATIO. As at the end of any fiscal quarter of the Borrower Affiliated Group, the ratio of (i) Total Debt as at the end of such fiscal quarter, to (ii) EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter.

        TOTAL DEBT SERVICE. For any period, the sum of (a) the aggregate amount of scheduled principal payments required to be made by the Borrower Affiliated Group during such period with respect to all Indebtedness, plus (b) the aggregate Interest Charges paid by the Borrower Affiliated Group during such period with respect to all Indebtedness.

        TOTAL FUNDED DEBT. As at any date of determination, on a Combined basis for the Borrower Affiliated Group, the sum of (i) the aggregate amount of all Senior Debt outstanding on such date, including, without limitation, the aggregate amount of the Loans outstanding on such date, plus (ii) the Stated Amount of Letters of Credit outstanding on such date, plus (iii) all obligations arising under capital leases in effect on such date required to be capitalized in accordance with GAAP (or Canadian GAAP, as applicable), plus (iv) all Subordinated Debt outstanding on such date, including, without limitation, all Indebtedness evidenced by the MCRC Subordinated Debt Documents and the High Yield Subordinated Debt Documents, plus (v) all other Guarantees and Indebtedness for borrowed money of the Borrower Affiliated Group outstanding on such date, but less the Excess Cash Balances on such date.

        TOTAL LIABILITIES. As at any date of determination, all obligations that should, in accordance with GAAP (or Canadian GAAP, as applicable), be classified as liabilities on the Combined balance sheet of the Borrower Affiliated Group, including in any event all Indebtedness.

        U-CANADA. See Preamble.

        U-CANADA GUARANTY. Collectively, the separate Unlimited Guarantees dated as of June 28, 1996 and executed and delivered by U-Canada to the Collateral Agent, for the ratable benefit of the Banks and the Co-Agents, which such Unlimited Guarantees are governed by Massachusetts law and Nova Scotia law, respectively each of the foregoing as amended by the Amendment to Loan Documents.

        U- CANADA SHARES. Collectively, all of the shares of any class of capital stock of U-Canada now or hereafter owned by Unicco or USC or any other person.

        U-FINANCE. See Preamble.

        U-FINANCE SHARES. Collectively, all of the shares of any class of stock of U-Finance now or hereafter owned by Unicco or any other person.

        U-GOVERNMENT. See Preamble.

        U-GOVERNMENT SHARES. Collectively, all of the shares of any class of capital stock of U-Government now or hereafter owned by USC or any other person.

        U-SECURITY. See Preamble.

        U-SECURITY SHARES. Collectively, all of the shares of any class of capital stock of U-Security now or hereafter owned by USC or any other person.

        UNICCO. See Preamble.

        UNICCO PLEDGE AGREEMENT. The Share Pledge Agreement dated as of June 28, 1996 and executed and delivered by Unicco to the Collateral Agent, for the ratable benefit of the Banks and the Co-Agents, as amended by the Amendment to Loan Documents, pursuant to which all of the U-Canada Shares owned by Unicco are pledged to the Collateral Agent.

        UNICCO SHARES. Collectively, all of the shares of any class of capital stock of Unicco now or hereafter owned by the Equity Owners or any other person.

        USC. See Preamble.

        USC PLEDGE AGREEMENT. The Share Pledge Agreement dated as of June 28, 1996 and executed and delivered by USC to the Collateral Agent, for the ratable benefit of the Banks and the Co-Agents, as amended by the Amendment to Loan Documents, pursuant to which all of the U-Canada Shares owned by USC are pledged to the Collateral Agent.

        USC SHARES. Collectively, all of the shares of any class of capital stock of USC now or hereafter owned by Unicco or any other person.

        USC SUBSIDIARIES. Collectively, (i) Unicco Security Services, Inc., and
(ii) Unicco Government Services, Inc.

        1.2. TERMS OF GENERAL APPLICATION. For all purposes of this Agreement and the other Security Documents, except as otherwise expressly provided herein or therein or unless the context otherwise requires:

        (i) references to any person defined in this Agreement refer to such person and its successor in title and assigns or (as the case may be) his successors, assigns, heirs, executors, administrators and other legal representatives;

        (ii) references to any agreement, instrument or document defined in this Agreement refer to such document as originally executed, or if subsequently varied, extended, renewed, modified, amended, restated or supplemented from time to time, as so varied, extended, renewed, modified, amended, restated or supplemented and in effect at the relevant time of reference thereto;

        (iii) words importing the singular only shall include the plural and VICE VERSA, and the words importing the masculine gender shall include the feminine gender and VICE VERSA, and all references to dollars, $, U.S. Dollars or United States Dollars, shall be to Dollars;

        (iv) accounting terms not otherwise defined in this Agreement or any of the other Security Documents have the meanings assigned to them in accordance with GAAP or Canadian GAAP, as the case may be, on a basis consistent with the financial statements referred to in Section 4.7 of this Agreement;

        (v) as used herein, unless otherwise specifically stated to the contrary, references to GAAP shall be applicable to Unicco, USC, U-Finance and the USC Subsidiaries, and references to Canadian GAAP shall be applicable to U-Canada; and

        (vi) all financial statements and other financial information provided by the Borrower or any other member of the Borrower Affiliated Group to the Agent or any Bank shall be provided with reference to Dollars.

                                   SECTION II

                              DESCRIPTION OF CREDIT

        2.      THE CREDIT FACILITY.

        2.1.    THE LOANS.

        (a) REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay and reborrow from time to time during the period beginning on the Closing Date and ending on the Revolving Credit Maturity Date, such amounts as requested by the Borrowers up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment; PROVIDED, HOWEVER, that the maximum aggregate principal amount of all Revolving Loans outstanding (after giving effect to the amounts requested), plus the aggregate Stated Amount of Letters of Credit outstanding at such time, plus the aggregate amount of any unreimbursed draws under outstanding Letters of Credit, shall not at any time exceed the lesser of (i) the aggregate amount of the Revolving Credit Commitments of all of the Banks, and (ii) the Borrowing Base; and PROVIDED, FURTHER, that at the time any Borrower requests a Revolving Loan and after giving effect to the making thereof, no Default or Event of Default has occurred and is continuing.

        The Revolving Loans shall be made PRO RATA in accordance with the Revolving Credit Commitment Percentage of each Bank. If the aggregate principal amount of Revolving Loans outstanding, plus the aggregate Stated Amount of Letters of Credit outstanding at such time, plus the aggregate amount of any unreimbursed draws under outstanding Letters of Credit shall at any time exceed the Revolving Credit Commitments of all the Banks then in effect or the then Borrowing Base, the Borrowers shall immediately pay to the Administrative Agent for the respective accounts of the Banks the amount of such excess. Failure to make such payment on demand shall be an Event of Default hereunder.

        (b) LOAN ACCOUNT. The Administrative Agent shall enter Loans and advances made by the Banks to the Borrowers pursuant to this Agreement as debits in the Loan Account. The Administrative Agent shall also record in the Loan Account all payments made by the Borrowers on account of the Loans and may also record therein, in accordance with customary accounting practices, other debits and credits, including customary banking charges and all interest, fees, charges and expenses chargeable to the Borrowers under this Agreement. The balance of the Loan Account shall reflect the amount of the Borrowers' Obligations hereunder and shall be considered correct absent manifest error.

        2.2. THE NOTES.

        (a) THE REVOLVING CREDIT NOTES. The Revolving Loans shall be evidenced by separate Amended and Restated Revolving Credit Notes of the Borrowers to each Bank in or substantially in the form of EXHIBIT A hereto (collectively, the "Revolving Credit Notes"), with appropriate insertions.

        (b) NOTE SCHEDULES. The Administrative Agent and the Banks shall, and are hereby irrevocably authorized by the Borrowers to, enter on the schedule forming a part of its respective Note or otherwise in its records, appropriate notations evidencing the date and the amount of each Loan, as applicable, the interest rate applicable thereto and the date and amount of each payment of principal made by the Borrowers with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. The

Administrative Agent and each Bank is hereby irrevocably authorized by the Borrowers to attach to and make a part of its respective Note a continuation of any such schedule as and when required. No failure on the part of the Administrative Agent or any Bank to make any notation as provided in this subsection (b) shall in any way affect any Loan or the rights or obligations of the Banks or the Borrowers with respect thereto.

        2.3. CONVERSION. Provided that no Default or Event of Default shall have occurred be continuing, and subject to and in accordance with the provisions of
Section 2.4(a), the Borrowers may convert all or any part (in integral multiples of $100,000) of any outstanding Loan into a Loan of the other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a Eurodollar Loan, shall be the last day of the Interest Period applicable to such Eurodollar Loan). The Borrowers shall give the Administrative Agent prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.4. All such conversions shall be made PRO RATA in accordance with each Bank's Commitment Percentage.

        2.4. NOTICE AND MANNER OF BORROWING OR CONVERSION OF LOANS.

        (a) Whenever the Borrowers desire to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of the other type provided for in this Agreement, the Borrowers shall notify the Administrative Agent (which notice shall be irrevocable) by telecopy and telephone received no later than 12:00 p.m. (Boston time) on the day on which the requested Loan is to be made or continued as or converted to a Base Rate Loan, and received no later than 12:00 p.m. (Boston time) on the date three Business Days before the day on which the requested Loan is to be made or continued as or converted to a Eurodollar Loan, PROVIDED that no more than five Eurodollar Loans may be outstanding at any one time. Such notice by the Borrowers shall specify (i) the effective date and amount of each Loan to be obtained, continued or converted (or portion thereof to be continued or converted, as the case may be), subject to the limitations set forth in Section 2.1, (ii) the interest rate option to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section 2.9). Each Eurodollar Loan must be for an amount equal to at least $500,000 or an integral multiple thereof. Each such telephonic notification shall be immediately followed by a written confirmation thereof by the Borrowers in substantially the form of EXHIBIT B hereto (a "Notice of Borrowing or Conversion"), PROVIDED that if such written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent agrees that upon receipt of any such telephonic or written notice of borrowing, it shall notify the other Banks thereof with reasonable promptness.

        (b) Subject to the terms and conditions hereof, each Bank shall make available to the Administrative Agent, in immediately available funds, no later than 2:00 p.m. (Boston time) on the date upon which any Base Rate Loan or Eurodollar Loan is to be made, such Bank's Commitment Percentage of the requested Loan. The Administrative

Agent shall, in turn, make each Loan on the effective date specified therefor by crediting the amount of such Loan to the Borrowers' demand deposit account with the Administrative Agent. In no event shall the BankBoston (in its capacity as Administrative Agent) have any obligation to make any funding or shall any Bank be obligated to fund more than its applicable Commitment Percentage of the requested Base Rate Loan or Eurodollar Loan.

        2.5. COMMITMENT FEE. The Borrowers shall pay to the Administrative Agent, for the accounts of the Banks in accordance with their respective Revolving Credit Commitment Percentages, from the Closing Date through the Revolving Credit Maturity Date, a commitment fee on the average daily amount of the unborrowed portion of the Revolving Credit Commitments during each fiscal quarter or portion thereof. Such commitment fee shall be computed by multiplying such unborrowed portion of the Revolving Credit Commitments in each fiscal quarter by the rate per annum determined for each quarter by reference to Table 1 below, based upon the Funded Debt Ratio on the last day of the immediately preceding fiscal quarter:

                                     TABLE 1


                   Funded Debt Ratio at the end of the          Commitment Fee
                   -----------------------------------          --------------
                      immediately preceding quarter
                      -----------------------------

                a)  greater than or equal to 4.00 to 1               .50%

                b)  less than 4.00 to 1 but greater than            .375%
                    or equal to 3.00 to 1

                c)  less than 3.00 to 1                              .25%

Commitment fees shall be payable quarterly in arrears, on the last day of March, June, September and December of each year beginning December 31, 1997, and on the Revolving Credit Maturity Date. From the Closing Date through the date after the day on which the quarterly financial statements are delivered to the Agent, the Commitment Fee shall equal .50%. Without prejudice to the rights of the Banks and the Agent under Section 7 or otherwise, if the Borrowers have failed to deliver the financial statements when required to be delivered by them pursuant to Section 5.1(a) or Section 5.1(b), and such financial statements, when delivered, evidence that the Commitment Fee (x) should have been increased for the applicable quarter, any such increase shall be implemented retroactively from the date on which such financial statements were required to be delivered, or (y) should have been decreased, any such decrease shall be effective only from the date on which such financial statements are actually received by the Agent. The Borrowers shall notify the Agent in writing of any change in the Commitment Fee when they submit the financial statements upon which such change in the Commitment Fee is based, but the failure of the Borrowers to give such notification shall not affect the right of any party to an adjustment (if applicable).

        2.6. [Intentionally Omitted.]

        2.7. ADMINISTRATIVE AGENT'S FEES. The Borrowers shall pay to the Administrative Agent, for its own account, the fees (the "Administrative Agent's Fees") in the amounts and at the times outlined in the agent's fee letter.

        2.8. REDUCTION OF REVOLVING CREDIT COMMITMENT. The Borrowers may from time to time by written notice delivered to the Administrative Agent at least three Business Days prior to the date of the requested reduction, reduce by integral multiples of $100,000 any unborrowed portion of the aggregate Revolving Credit Commitments. Any such reduction shall be PRO RATA based on the Revolving Credit Commitment Percentage of each of the Banks. No reduction of the Revolving Credit Commitments shall be subject to reinstatement.

        2.9. DURATION OF INTEREST PERIODS.

        (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Eurodollar Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Borrowers shall have the option to elect a subsequent Interest Period to be applicable to such Loan by giving notice of such election to the Administrative Agent received no later than 10:00 a.m. Boston time on the date three Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Eurodollar Loan.

        (b) If the Administrative Agent does not receive a notice of election of duration of an Interest Period for a Eurodollar Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default or Event of Default exists, the Borrowers shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

        (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Revolving Credit Maturity Date.

        2.10. INTEREST RATES AND PAYMENTS OF INTEREST.

        (a) Each Revolving Loan which is a Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin, which rate shall change contemporaneously with any change in the Base Rate. Such interest shall be payable quarterly in arrears on the first day of each succeeding quarter in which a Base Rate Loan is outstanding hereunder, beginning

January 1, 1998, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

        (b) Each Revolving Loan which is a Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Eurodollar Margin. Such interest shall be payable for such Interest Period on the last day thereof and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof.

        (c) For purposes of this Section 2.10, (i) the "Applicable Base Rate Margin" shall be equal to (A) from the Closing Date through the day after the date on which the quarterly financial statements required to be delivered pursuant to Section 5.1(b) for the quarter ending September 30, 1997 (the "September 30 Financial Statements") are delivered to the Agent, a percentage equal to 0.50%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 2 below, and (ii) the "Applicable Eurodollar Margin" shall be (A) from the Closing Date through the day after which the September 30 Financial Statements are required to be delivered are delivered to the Agent, a percentage equal to 2.00%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 2 below:

                                     TABLE 2

                                                    Applicable      Applicable
                   Funded Debt Ratio                 Base Rate      Eurodollar
                   -----------------                  Margin          Margin
                                                      ------          ------

      a)   greater than or equal to 5.00 to 1          1.00%          2.50%

      b)   less than 5.00 to 1 but greater than        0.75%          2.25%
           or equal to 4.50 to 1

      c)   less than 4.50 to 1 but greater than        0.50%          2.00%
           or equal to 4.00 to 1

      d)   less than 4.00 to 1 but greater than        0.25%          1.75%
           or equal to 3.50 to 1

      e)   less than 3.50 to 1 but greater than        0.00%          1.50%
           or equal to 3.00 to 1

      f)   less than 3.00 to 1                         0.00%          1.25%

For purposes of determining the Applicable Base Rate Margin and the Applicable Eurodollar Margin, the Funded Debt Ratio will be tested as of the end of each fiscal quarter of the Borrowers, commencing with the fiscal quarter ending September 30, 1997, based on the annual or quarterly financial statements required to be delivered pursuant to Section 5.1(a) or Section 5.1(b), respectively. For purposes of determining the interest rate for any Rate Period hereunder, any interest rate change shall be effective on the date after the date on which the financial statements required to be delivered pursuant to
Section 5.1(a) or Section 5.1(b) are delivered to the Agent. Without prejudice to the rights of the Banks and the Agent under Section 7 or otherwise, if the Borrowers have failed to deliver the financial statements when required to be delivered by them pursuant to Section 5.1(a) or Section 5.1(b), and such financial statements, when delivered, evidence that the Applicable Base Rate Margin and the Applicable Eurodollar Margin (x) should have been increased for the applicable Rate Period, any such increase shall be implemented retroactively from the date on which such financial statements were required to be delivered, or (y) should have been decreased, any such decrease shall be effective only from the date on which such financial statements are actually received by the Agent. The Borrowers shall notify the Agent in writing of any change in the Applicable Base Rate Margin and the Applicable Eurodollar Margin when they submit the financial statements upon which such change in the Applicable Base Rate Margin and the Applicable Eurodollar Margin is based, but the failure of the Borrowers to give such notification shall not affect the right of any party to an adjustment (if applicable).

        2.11. CHANGED CIRCUMSTANCES.

        (a)    In the event that:

        (i) on any date on which the Adjusted Eurodollar Rate would otherwise be set the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate, or

        (ii) at any time the Administrative Agent (or, in the case of subclause (ii) below, any Bank) shall have determined in good faith (which determination shall be final and conclusive) that:

               (A) the making or continuation of, or conversion of any Loan to, a Eurodollar Loan has been made impracticable or unlawful by (l) the occurrence of a contingency that materially and adversely affects the Interbank Eurodollar market or (2) compliance by the Agent or any Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

               (B) the Adjusted Eurodollar Rate shall no longer represent the effective cost to the Administrative Agent or any Bank for United States dollar deposits in the interbank Eurodollar market;

then, and in any such event, the Administrative Agent shall forthwith so notify the Borrowers thereof. Until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of each Bank to allow selection by the Borrowers of the type of Loan affected by the contingencies described in this Section 2.11(a) (herein called "AFFECTED LOANS") shall be suspended. If at the time the Administrative Agent so notifies the Borrowers, the Borrowers have previously given the Administrative Agent a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and the Borrowers may borrow Loans of a non-affected type by giving a substitute Notice of Borrowing or Conversion pursuant to Section 2.4.

        Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the Borrowers shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.16, and may borrow a Loan of another type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.4.

        (b) In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

        (i) subjects the Agent, any Bank or any member of the Borrower Affiliated Group to any tax (including, without limitation, any withholding tax) with respect to payments of principal or interest or any other amounts payable hereunder or under any of the Security Documents by any member of the Borrower Affiliated Group or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Agent or such Bank imposed by the United States of America or any political subdivision thereof), or

        (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Agent or any Bank (other than such requirements as are already included in the determination of the Adjusted Eurodollar Rate), or

        (iii) imposes upon the Agent or any Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to the Agent or such Bank, reduce the income receivable by the Agent or such Bank or impose any expense upon the Agent or such Bank with respect to any Loans, the Administrative Agent shall notify the Borrower thereof. The Borrowers jointly and severally agree to pay to the Agent or such Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Agent or such Bank of a statement in the amount and setting forth the Agent's or such Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

        2.12. CAPITAL REQUIREMENTS. If after the date hereof the Agent or any Bank determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by the Agent or any Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Agent's or such Bank's or such holding company's capital as a consequence of the Agent's or such Bank's commitment to make Loans hereunder to a level below that which the Agent or such Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Agent or such Bank to be material, then the Administrative Agent shall notify the Borrowers thereof. The Borrowers agree to pay to the Agent or such Bank the amount of such reduction of capital as and when such reduction is determined, upon presentation by the Agent or such Bank of a statement in the amount and setting forth the Agent's or such Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, the Agent or such Bank may use any reasonable averaging and attribution methods.

        2.13. PAYMENTS AND PREPAYMENTS OF THE LOANS.

        (a) The entire principal of the Revolving Credit Notes shall be absolutely due and payable by the Borrowers to the Banks having Revolving Credit Commitments on the Revolving Credit Maturity Date. All of the other Indebtedness evidenced by the Revolving Credit Notes shall, if not sooner paid, also be absolutely due and payable by the Borrowers to such Banks on the Revolving Credit Maturity Date.

        (b) Revolving Loans that are Base Rate Loans may be voluntarily prepaid at any time, without premium or penalty, upon one Business Day's prior written notice to the Administrative Agent. Subject to the provisions of Section 2.16, Revolving Loans that are Eurodollar Loans may be voluntarily prepaid at any time, without premium or penalty, on the last day of any Interest Period applicable thereto, upon three Business Days' prior written notice to the Administrative Agent. Any interest accrued on the amounts so prepaid on Revolving Loans that are Base Rate Loans (if and to the extent that the Revolving Credit Commitments are reduced simultaneously with such prepayment) and on Revolving Loans that are Eurodollar Loans, to the date of such payment, must be paid at the time of any such payment. No prepayment of the Revolving Loans prior to the Revolving Credit Maturity Date shall affect the Total Commitment unless so elected by the Borrowers in accordance with the terms hereof or impair the Borrowers' right to borrow as set forth in Section 2.l. Partial prepayments of the Revolving Loans (other than as a result of sweeps made into the Loan Account from any account of any member of the Borrower Affiliated Group pursuant to the Lockbox Agreement or other Cash Management Agreement by the Collateral Agent) shall be in an amount equal to $100,000 or an integral multiple thereof. In the case of any partial payment of the Revolving Loans, the total amount of such partial payment shall be allocable among the Revolving Loans, subject to adjustment as provided in Section 8.5, PRO RATA in accordance with the Revolving Credit Commitment Percentage of each Bank.

        2.14. METHOD OF PAYMENT. All payments and prepayments of principal and all payments of interest and other amounts shall be made by the Borrowers to the Administrative Agent, for the respective accounts of the Banks or (as the case may be) the Agent, at 100 Federal Street, Boston, Massachusetts 02110, in immediately available funds, on or before 12:00 p.m. (Boston time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Borrowers authorize the Agent and each Bank, in the Agent's or such Bank's sole discretion, to charge to any deposit account which any member of the Borrower Affiliated Group may maintain with the Agent or such Bank the principal, interest, fees, charges, taxes and expenses provided for in this Agreement or any other Loan Document or Security Document, or to advance to the Borrowers and to charge to them as a Revolving Loan a sum sufficient to pay such principal, interest, fees, charges, taxes and expenses, with advice thereafter sent to Unicco's chief financial officer in accordance with the Agent's or such Bank's customary practice.

        2.15. OVERDUE PAYMENTS.

        (a) Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under any Note shall bear interest from and including the due date thereof until paid, compounded monthly and payable on demand, at a rate per annum equal to (i) if such due date occurs prior to the end of an Interest Period, 2% above the interest rate applicable to such Loan for such Interest Period until the expiration of such Interest Period, and thereafter, 2% above the rate then applicable to Base Rate Loans; and (ii) in all other cases, 2% above the rate then applicable to Base Rate Loans, which interest shall be payable on demand.

        (b) If a payment of principal or interest hereunder is not made within 10 days after its due date, the Borrowers will also pay on demand a late payment charge equal to 2.5% of the amount of such payment. Nothing in the preceding sentence shall affect the Agent's or any Bank's right to exercise any of its rights or remedies, including those provided in Section 7.2, if an Event of Default has occurred and is continuing.

        2.16. PAYMENTS NOT AT END OF INTEREST PERIOD. If the Borrowers for any reason make any payment of principal with respect to any Eurodollar Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, or fail to borrow or continue or convert to a Eurodollar Loan after giving a Notice of Borrowing or Conversion pursuant to Section 2.4, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Banks an amount computed pursuant to the following formula:

                               L = (R - T) X P X D
                                   ---------------
                                         360

        L =   amount payable to the Administrative Agent for the accounts of the
              Banks
        R =   interest rate on such Loan
        T =   effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at the Administrative Agent's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by the Administrative Agent on the day of such payment of principal or failure to borrow or continue or convert
        P =   the amount of principal prepaid or the amount of the requested
              Loan
        D =   the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest
              Period

The Borrowers shall pay such amount upon presentation by the Administrative Agent of a statement setting forth the amount and the Administrative Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

        2.17. COMPUTATION OF INTEREST AND FEES. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.

        2.18. LETTERS OF CREDIT. Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrowers made herein, the Administrative Agent agrees to issue, under the joint responsibilities of the Banks, to the extent permitted by law and the Uniform Customs and Practices of the International Chamber of Commerce governing Letters of Credit (Publication No. 500 or any successor thereto), one or more Letters of Credit on the application and for the account of any Borrower, during the period from the date hereof to the Revolving Credit Maturity Date; PROVIDED that the Stated Amount of Letters of Credit outstanding at any time, PLUS the aggregate amount of all unreimbursed draws under such outstanding Letters of Credit, shall not at any time (i) exceed $2,500,000 in the aggregate or (ii) when added to the aggregate debit balance in the Loan Account relating to Revolving Loans at such time, exceed the lesser of (x) the aggregate Revolving Credit Commitments of all the Banks or (y) the Borrowing Base; and PROVIDED, FURTHER that at the time the Borrowers request the issuance of a Letter of Credit and after giving effect to the issuance thereof, there has not occurred and is not continuing a Default or an Event of Default. It is understood and agreed by the parties hereto that amounts drawn under such Letters of Credit shall become immediately due and payable by the Borrowers to the Administrative Agent, for the ratable accounts of the Agent and the Banks, and shall bear interest at the rate then applicable to Revolving Loans that are Eurodollar Loans, and, if not paid forthwith, shall, to the extent there is availability under the Borrowing Base, be added to the Loan Account as Revolving Loans and shall be immediately due and payable upon the maturity of the Revolving Credit Notes. The issuance of any such Letter of Credit shall result in a reduction of availability under the Borrowing Base in accordance with
Section 2.1. In addition, all Letters of Credit shall, unless the Agent and the Banks otherwise agree in writing, have a stated expiration date not to exceed one year and shall, in any event, expire not later than the Revolving Credit Maturity Date.

        In order to evidence such Letters of Credit, the Borrower shall enter into, with the Agent (including the Administrative Agent) and the Banks, such agreements and execute such instruments and documents as the Agent (including the Administrative Agent) and the Banks require, including, but not limited to, a letter of credit application and agreement.

        2.19. LETTER OF CREDIT FEES. A Letter of Credit fee shall be payable to the Administrative Agent, for the ratable accounts of the Banks having Revolving Credit Commitments, on each Letter of Credit issued at a rate per annum equal to the Applicable Eurodollar Margin then in effect multiplied by the face amount of such Letter of Credit, PROVIDED that the Applicable Eurodollar Margin referenced above shall be reduced by 1/2 of 1% on Letters of Credit issued solely as a guaranty of the performance by any member of the Borrower Affiliated Group under any contract of service. In addition a Letter of Credit fee will be payable to the Administrative Agent, for its own account, for each Letter of Credit issued by such Administrative Agent, equal to 1/8 of 1% of the face amount of such Letter of Credit, along with such other fees as are customarily charged by the Administrative Agent on Letters of Credit. All such Letter of Credit Fees shall be payable quarterly in arrears, on the last day of each quarter in which any Letter of Credit is outstanding.

                                   SECTION III

                               CONDITIONS OF LOANS

        3.1. CONDITIONS PRECEDENT TO INITIAL REVOLVING LOAN OR INITIAL CONTINUATION OF REVOLVING LOAN. The obligation of the Banks to make or continue the initial Revolving Loan on the Closing Date is subject to the fulfillment on the date hereof of each of the following conditions precedent:

               3.1.1 LOAN DOCUMENTS, ETC.

               (i) Each of (A) the Restatement Documents, (B) the High Yield Subordinated Debt Documents, and (c) all amendments or modifications to the MCRC Subordinated Debt Documents, shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on and as of the Closing Date.

               (ii) Executed original counterparts of each of the Restatement Documents, and copies of each of the High Yield Subordinated Debt Documents and all amendments or modifications to the MCRC Subordinated Debt Documents, as executed and delivered by the respective parties thereto, shall have been furnished to the Agent.

               3.1.2 LEGALITY OF TRANSACTIONS. No change in applicable law or regulation shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Agent or the Banks to perform any of their agreements or obligations under any of the Loan Documents to which they are a party on the Closing Date, or (ii) for any member of the Borrower Affiliated Group to perform any of its agreements or obligations under any of the Loan Documents or Ancillary Documents to which it is a party on the Closing Date.

               3.1.3 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of each member of the Borrower Affiliated Group to the Agent and the Banks in this Agreement or the other Loan Documents shall be true and correct when made, shall, for all purposes of this Agreement, be deemed to be repeated on and as of the Closing Date, and shall be true and correct on and as of such date.

               3.1.4 PERFORMANCE, ETC. Each member of the Borrower Affiliated Group shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in any of the Loan Documents or Ancillary Documents to which it is a party or by which it is bound which are required to be performed on or prior to the Closing Date. No event shall have occurred on or prior to the Closing Date and be continuing on such Closing Date, and no condition shall exist on such Closing Date, which constitutes a Default or an Event of Default.

               3.1.5 CERTIFIED COPIES OF CHARTER DOCUMENTS. The Agent shall have received from (i) U-Finance a copy, certified by a duly authorized officer to be true and complete on the Closing Date, of (a) its charter, as in effect on such date of certification, certified by the Secretary of State of the jurisdiction of incorporation or formation, and (b) its by-laws as in effect on such date and
(ii) from Unicco, a copy, certified by a duly authorized officer to be true and complete on the Closing Date, of its by-laws as in effect on such date. The Agent shall also have received evidence that USC is to become a wholly-owned Subsidiary of Unicco effective on the Closing Date.

               3.1.6 PROOF OF CORPORATE ACTION; BRINGDOWN. The Agent shall have received (A) from each member of the Borrower Affiliated Group a certificate including a copy, certified by a duly authorized officer of each such person to be true and complete on the Closing Date, of records of all corporate, trust or limited liability company action taken by such member of the Borrower Affiliated Group to authorize (i) its execution and delivery of the Restatement Documents and the new Ancillary Documents to which it is or is to become a party, (ii) its performance of all of its agreements and obligation under each of such documents, and (iii) any borrowings and other transactions contemplated by this Agreement and (B) from each member of the Borrower Affiliated Group (other than U-Finance) a certification that the charter documents and other incorporation or other organizational documents of each member of the Borrower Affiliated Group (other than U-Finance) have not been amended or modified since June 28, 1996 (other than the adoption of by-laws by Unicco).

               3.1.7 INCUMBENCY CERTIFICATE. The Agent shall have received from each member of the Borrower Affiliated Group an incumbency certificate, dated the Closing Date and signed by a duly authorized officer of each such person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each such person, each of the Restatement Documents and each of the new Ancillary Documents to which it is or is to become a party; (ii) with respect to the Borrowers, to make application for the Loans or conversion thereof; and (iii) to give notices to take other action on its behalf under the Loan Documents.

               3.1.8 PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents, the Ancillary Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Agent, and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

               3.1.9 GOOD STANDING, ETC. The Agent shall have received a long-form certificate of the Secretary of State of the respective jurisdictions of incorporation or formation of each member of the Borrower Affiliated Group as to such member's legal existence and good standing in such state and listing all documents on file for each such person in the office of said Secretary of State. The Agent shall also have received a certificate from an officer of each member of the Borrower Affiliated Group certifying as to the jurisdictions in which each such member of the Borrower Affiliated Group is qualified to do business and certifying that such member of the Borrower Affiliated Group is qualified in each jurisdiction where it is required to be qualified, except to the extent the failure to so qualify could not reasonably be expected to have a material adverse effect on any member of the Borrower Affiliated Group, together with copies of the certificates of foreign qualification for each member of the Borrower Affiliated Group from the five jurisdictions in which the revenues are the highest for such member.

               3.1.10 FEES. The Borrowers shall have complied with their obligations under Section 2.7 to pay Administrative Agent's Fees.

               3.1.11 LEGAL OPINIONS. The Agent shall have received (i) a written legal opinion, addressed to the Agent and the Banks, dated the Closing Date, from Messrs. Posternak, Blankstein & Lund, L.L.P. counsel to the Borrower Affiliated Group, in form and substance satisfactory to the Agent and the Bank, and (ii) a written legal opinion, addressed to the Agent and the Banks, dated the Closing Date, from Messrs. Green Parish, Canadian counsel to U-Canada, each in form and substance satisfactory to the Agent. The Agent shall have also received copies of all of the legal opinions delivered in connection with the High Yield Subordinated Debt Transactions and the amendments to the MCRC Subordinated Debt, and shall be entitled to rely on each thereon.

               3.1.12 FINANCIAL CONDITION. The Banks shall be satisfied (i) that the financial statements referred to in Section 4.7 fairly present the business and financial condition of the Borrower Affiliated Group as at the close of business on the date thereof and the results of operations for the periods then ended, (ii) that, assuming the High Yield Subordinated Debt Transactions had occurred as of the Closing Date, the PRO FORMA financial statements referred to in Section 4.7 fairly present the business and financial condition of the Borrower Affiliated Group as at the close of business on such date and the results of operations for the periods then ended, and (iii) that there has been no material adverse change in the assets, business or financial condition of any member of the Borrower Affiliated Group since the most recent financial statements referred to therein.

               3.1.13 SECURITY DOCUMENTS; INSURANCE. The Security Documents and the appropriate financing statements or jurisdictional equivalents (in the name of U-Finance) and other documents in respect thereof and necessary to enable the Collateral Agent to perfect a legal, valid and enforceable first-priority security interest thereunder for the benefit of the Banks and the Agent, shall have been duly executed by U-Finance, and filed or recorded, as applicable, in all appropriate filing offices or other locations necessary for the perfection of such first-priority interests, and all other actions necessary for the perfection of such interests shall have been completed and all actions, if any, necessary to enable the Collateral Agent to maintain a perfected legal, valid and enforceable first-priority security interest in the assets of each member of the Borrower Affiliated Group (other than U-Finance) shall have been taken, it being acknowledged by the Agent and the Banks that the Borrowers will not have complied with the Federal Assignment of Claims Act on the Closing Date. In addition, the Collateral Agent shall have received satisfactory evidence that all Cash Management Agreements have been delivered, and that all necessary arrangements thereunder shall have become effective. The Collateral Agent shall also have received satisfactory evidence that such insurance as is required by the Security Documents to be in effect in respect of all property and fixtures of each member of the Borrower Affiliated Group is in effect and the interest of the Collateral Agent as loss payee and additional insured has been duly endorsed upon all instruments of insurance issued in respect of such property, PROVIDED that with respect to the members of the Borrower Affiliated Group other than U-Finance, such satisfactory evidence may be provided by way of a certification from an officer of each such member of the Borrower Affiliated Group. All such insurance shall provide for 30 days' advance written notice to the Collateral Agent of any cancellation thereof.

               3.1.14 BORROWING BASE REPORT. The Borrowers shall have delivered to the Agent, on behalf of the Borrower Affiliated Group, a Borrowing Base Report in form and substance satisfactory to the Banks, dated as of the Closing Date.

               3.1.15 CONSUMMATION OF CORPORATE TRANSACTIONS. The High Yield Subordinated Debt Transactions (including all funding thereunder) and the amendments to the MCRC Subordinated Debt Documents shall have been completed and become effective as of the Closing Date upon the terms set forth in the High Yield Subordinated Debt Documents and the amendments to the MCRC Subordinated Debt Documents (in the form delivered to and approved by the Agent), without recourse to any provision of said High Yield Subordinated Debt Documents or said amendments permitting the waiver by any party thereto of any condition, obligation, covenant or other requirement without the Agent's prior written consent. The outstanding Obligations under the Existing Loan Agreement shall have been paid in full in cash.

               3.1.16 SHAREHOLDERS' EQUITY. The Agent shall have received satisfactory evidence that the shareholders' equity in Unicco, as determined in accordance with GAAP, is no less than $8,750,000.

        3.2. CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of each Bank to make each Loan and issue each Letter of Credit, including the initial Loan and Letter of Credit, or continue or convert Loans to Loans of the other type, is further subject to the following conditions:

        (a) timely receipt by the Administrative Agent of the Notice of Borrowing or Conversion as provided in Section 2.4;

        (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion and on the effective date of the making, continuation or conversion of each Loan or issuance of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would result from such Loan;

        (c) the resolutions referred to in Section 3.1.6 shall remain in full force and effect; and

        (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Agent or any Bank, would make it illegal or against the policy of any governmental agency or authority for the Agent or such Bank to make Loans or issue Letters of Credit hereunder.

        The making, continuation or conversion of each Loan and issuance of each Letter of Credit shall be deemed to be a representation and warranty by each member of the Borrower Affiliated Group on the date of the making, continuation or conversion of such Loan or issuance of such Letter of Credit as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Agent and the Banks to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, each member of the Borrower Affiliated Group jointly and severally represents and warrants to the Agent and each Bank that:

        4.1. ORGANIZATION AND QUALIFICATION. Each member of the Borrower Affiliated Group (a) is a corporation, business trust or unlimited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation as indicated on EXHIBIT D,
(b) has all requisite corporate, trust or unlimited liability company, as applicable, power to own its property and conduct its business as now conducted and as presently contemplated to be conducted (both before and after giving effect to the High Yield Subordinated Debt Transactions) and (c) is duly qualified and in good standing as a foreign corporation, trust or unlimited liability company, as applicable, and is duly authorized to do business in each jurisdiction (which jurisdictions are listed on the Certificate referred to in the second sentence of Section 3.1.9) where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, assets or properties of any member of the Borrower Affiliated Group.

        4.2. CORPORATE OR TRUST AUTHORITY. The execution, delivery and performance of each of the Loan Documents and Ancillary Documents to which any member of the Borrower Affiliated Group is or is to become a party and the transactions contemplated hereby and thereby (including, without limitation, the High Yield Subordinated Debt Transactions) are within the corporate, trust or limited liability company, as applicable, power and authority of each member of the Borrower Affiliated Group and have been authorized by all necessary corporate or trust, as applicable, proceedings, and do not and will not (a) require any consent or approval of any trustees, creditors, trustees for creditors or shareholders of such member of the Borrower Affiliated Group (other than any such consent that has been duly obtained prior to the Closing Date and remains in full force and effect), (b) contravene any provision of the charter or trust documents or by-laws of such member of the Borrower Affiliated Group or any law, rule or regulation applicable to such member of the Borrower Affiliated Group, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on such member of the Borrower Affiliated Group, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of such member of the Borrower Affiliated Group, other than in favor of the Agent.

        4.3. VALID OBLIGATIONS. Each of the Loan Documents and Ancillary Documents to which each member of the Borrower Affiliated Group is or is to become a party and all of their respective terms and provisions are the legal, valid and binding obligations of such member of the Borrower Affiliated Group, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        4.4. CONSENTS OR APPROVALS. The execution, delivery and performance of each of the Loan Documents and Ancillary Documents to which each member of the Borrower Affiliated Group is or is to become a party and the transactions contemplated herein and therein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, except filings under the Uniform Commercial Code (or the Canadian equivalent thereof) in connection with the Collateral consisting of personalty.

        4.5. TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES. Each member of the Borrower Affiliated Group has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statement (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances, and, except as so disclosed, free from all defects of title that might materially adversely affect any of such properties, assets or rights. All such properties and assets and all properties which are leaseholds are free and clear (other than in favor of the Collateral Agent) of all liens, claims, charges, security interests and other Encumbrances of any nature whatsoever, except, with respect to all such properties and assets, (i) liens for current taxes not yet due, and (ii) as otherwise disclosed on EXHIBIT D hereto. The rights, properties and other assets presently owned, leased or licensed by each member of the Borrower Affiliated Group and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Borrower Affiliated Group to conduct its businesses and the Business (as such term is defined in the Purchase Agreement) in all material respects in the same manner as its businesses and the Business (as such term is defined in the Purchase Agreement) have been conducted prior to the date hereof. At the time any member of the Borrower Affiliated Group pledges, sells, assigns or transfers to the Collateral Agent any instrument, document of title, security, chattel paper or other property (including Inventory, contract rights and Accounts) or any proceeds or products thereof, or any interest therein, such member of the Borrower Affiliated Group shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such properties shall have been pledged, sold, assigned or transferred to any person other than the Collateral Agent or in any way encumbered (other than with respect to Permitted Encumbrances); and such member of the Borrower Affiliated Group shall defend the same against the claims and demands of all persons.

        4.6 LOCATION OF RECORDS AND COLLATERAL; NAME CHANGE. Each member of the Borrower Affiliated Group shall give the Collateral Agent written notice of each location at which any material Collateral is or will be kept, including, in any event, each office and each regional warehouse of such member of the Borrower Affiliated Group and each office of such member of the Borrower Affiliated Group at which the books and records of such member are kept (including, without limitation, the books and records pertaining to Accounts Receivable and contract rights are kept). Except as such notice is given, all Collateral owned by each member of the Borrower Affiliated Group is and shall be kept, and all records of each member of the Borrower Affiliated Group pertaining to Accounts Receivable and contract rights are and shall be kept, at such location specified therefor on EXHIBIT D and no material Collateral is kept at any location not set forth on EXHIBIT D. The Borrowers shall give the Collateral Agent 30 days' prior written notice of any change in the name or principal place of business or chief executive office of any member of the Borrower Affiliated Group or any change in the name or names under which any member of the Borrower Affiliated Group's business is transacted.

        4.7. FINANCIAL STATEMENTS. The Borrowers have furnished the Agent the Combined and Combining balance sheet of the Borrower Affiliated Group as of June 29, 1997 and the statements of income, changes in shareholders' equity and cash flow of the Borrower

Affiliated Group for the fiscal year then ended, and related footnotes, audited and certified by Price Waterhouse LLP (the "Initial Financial Statement"). The Borrowers have also furnished to the Agent the unaudited PRO FORMA Combined and Combining balance sheet of the Borrower Affiliated Group as at the Closing Date and its related unaudited Combined and Combining statements of income, changes in shareholders' equity and cash flow for the period ending on the Closing Date, prepared as if the High Yield Subordinated Debt Transactions had occurred as of June 29, 1997. All such financial statements were prepared in accordance with GAAP and all such financial statements and income statements present fairly the financial position of the Borrower Affiliated Group as of such dates and the results of the operations of the Borrower Affiliated Group for such periods. There are no liabilities, contingent or otherwise, not disclosed in any of such financial statements that involve a material amount.

        4.8. CHANGES. Since the date of the Initial Financial Statement, there have been no changes in the assets, liabilities, financial condition, business or prospects of any member of the Borrower Affiliated Group, other than changes in the ordinary course of business, the effect of which has, individually or in the aggregate, been materially adverse (both before and after giving effect to the High Yield Subordinated Debt Transactions).

        4.9. DEFAULTS. No Default or Event of Default has occurred and is continuing. Each member of the Borrower Affiliated Group is in compliance with its obligations under all of its Material Contracts.

        4.10. TAXES. Each member of the Borrower Affiliated Group has filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from each member of the Borrower Affiliated Group have been fully paid or adequate reserves have been established therefor. No member of the Borrower Affiliated Group has executed any waiver of limitations in respect of tax liabilities. Each member of the Borrower Affiliated Group has established on its books reserves adequate for the payment of all federal, state and other tax liabilities.

        4.11. LITIGATION. Except as set forth on EXHIBIT D hereto, there is no litigation, arbitration, proceeding or investigation pending or threatened against any member of the Borrower Affiliated Group that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of any member of the Borrower Affiliated Group, or could otherwise have a material adverse effect on the assets, business or prospects of any member of the Borrower Affiliated Group.

        4.12. SUBSIDIARIES. As of the date of this Agreement, no member of the Borrower Affiliated Group has any Subsidiaries except as set forth on EXHIBIT D hereto.

        4.13. INVESTMENT COMPANY ACT. No member of the Borrower Affiliated Group is subject to regulation under the Investment Company Act of l940, or any jurisdictional equivalent

        4.14. COMPLIANCE WITH ERISA. Each member of the Borrower Affiliated Group and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA (or any jurisdictional equivalent) and the Code and with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA (or any jurisdictional equivalent) and the Code, and have not incurred any liability to the PBGC (or any jurisdictional equivalent) or a Plan under Title IV of ERISA (or any jurisdictional equivalent); no "reportable event" (as such term is defined in ERISA (or any jurisdictional equivalent)) has occurred with respect to any Plan; and no "prohibited transaction" (as such term is defined in ERISA (or any jurisdictional equivalent)), excluding transactions which have received an exemption, has occurred with respect to any Plan other than any "multi-employer pension plan" (as such term is defined in ERISA (or any jurisdictional equivalent)) and no member of the Borrower Affiliated Group and no member of the Controlled Group knows or has reason to know of the occurrence of any such "prohibited transaction" with respect to any Plan that is a "multi-employer plan".

        4.15. ENVIRONMENTAL MATTERS.

        (a) Each member of the Borrower Affiliated Group has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of any member of the Borrower Affiliated Group. Each member of the Borrower Affiliated Group is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of any member of the Borrower Affiliated Group.

        (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any member of the Borrower Affiliated Group to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials. No member of the Borrower Affiliated Group has been identified in writing as a potentially responsible party (as that term has been construed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state or local laws or jurisdictional equivalent), except for at the sites listed and described in EXHIBIT D and at no other sites. Notwithstanding the foregoing, the representations made in this clause (b) with respect to U-Government and U-Security shall be deemed to be made to the best knowledge of the members of the Borrower Affiliated Group so long as Unicco and USC are fully indemnified by Ogden for all liabilities arising out of any event or occurrence described in this clause (b) which would give rise to any breach of such representations (without taking into account such knowledge standard).

        (c) No material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of any member of the Borrower Affiliated Group and no property now or previously owned, leased or used by any member of the Borrower Affiliated Group is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

        (d) There are no liens or Encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned by any member of the Borrower Affiliated Group, or to the best knowledge of the Borrower Affiliated Group, on any of the real property or properties leased or used in day-to-day operations by any member of the Borrower Affiliated Group, and no governmental actions have been taken or are in process which could subject any of such owned properties to such liens or Encumbrances or, to the best knowledge of the Borrower Affiliated Group, which could subject any of such leased or used properties to such liens or Encumbrances, or as a result of which any member of the Borrower Affiliated Group would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

        (e) No member of the Borrower Affiliated Group nor, to the best knowledge of any member of the Borrower Affiliated Group, any previous owner, tenant, occupant or user of any property owned, leased or used by any member of the Borrower Affiliated Group has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of any member of the Borrower Affiliated Group have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor (iii) to the best knowledge of any member of the Borrower Affiliated Group, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws. Notwithstanding the foregoing, the representations made by the Borrower Affiliated Group in the clause (e) with respect to properties used, but not leased or owned, by any member of the Borrower Affiliated Group shall apply only to material instances of manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal at such used properties.

        4.16 DISCLOSURE. No representations and warranties made by any member of the Borrower Affiliated Group in this Agreement, any other Loan Document, any Ancillary Document or in any other agreement, instrument, document, certificate, statement or letter furnished to the Agent or the Banks by or on behalf of any member of the Borrower Affiliated Group, and no other factual information heretofore or contemporaneously furnished by or on behalf of any member of the Borrower Affiliated Group to the Agent or the Banks in connection with any of the transactions contemplated by any of the Loan Documents or Ancillary Documents contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. Except as disclosed herein, there is no fact known to any member of the Borrower Affiliated Group which materially adversely affects, or which would in the future materially adversely affect, the financial position, business, operations, or affairs of any member of the Borrower Affiliated Group.

        4.17 SOLVENCY. Both before and after giving effect to the High Yield Subordinated Debt Transactions, and all Indebtedness incurred by, and Guarantees provided by, the Borrower Affiliated Group on the Closing Date, no member of the Borrower Affiliated Group (i) is Insolvent, or will be rendered Insolvent by the Indebtedness incurred in connection therewith, (ii) will be left with unreasonably small capital with which to engage in its business, even allowing for a reasonable margin of error in the projections of the future performance of such member of the Borrower Affiliated Group, (iii) will have incurred Indebtedness beyond its ability to pay such Indebtedness as it matures, and (iv) will fail to have assets having a present fair salable value in excess of the amount required to pay the probable liability on its then existing debts (whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent).

        4.18 COMPLIANCE WITH STATUTES, ETC. Except as disclosed on EXHIBIT D, each member of the Borrower Affiliated Group is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as will not, individually or in the aggregate, have a material adverse effect on the business, operations, property, assets, nature of assets, condition (financial or otherwise) or prospects of any member of the Borrower Affiliated Group.

        4.19 CAPITALIZATION. (i) On and as of the Closing Date, the authorized capital stock of Unicco consists of an unlimited number of voting and non-voting common shares of beneficial interest, of which 1054 shares are issued and outstanding and are held by the persons and in the amounts set forth in EXHIBIT
D. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. Unicco does not have outstanding any other securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of or, any calls, commitments or claims of any character relating to, its capital stock.

        (ii) On and as of the Closing Date, after giving effect to the contribution by the Equity Owners of the USC Shares to Unicco, (i) the authorized capital stock of USC consists of an aggregate of 100,000 shares of voting and 100,000 shares of non-voting common stock, of which 1,000 voting and 54 non-voting common shares are issued and outstanding and will be held by Unicco. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. USC does not have outstanding any other securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of or, any calls, commitments or claims of any character relating to, its capital stock.

        (iii) On and as of the Closing Date, (i) the authorized capital stock of U-Security consists of 5,000 shares of common stock, of which 100 shares are issued and outstanding and are held by USC. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. U-Security does not have outstanding any other securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of or, any calls, commitments or claims of any character relating to, its capital stock.

        (iv) On and as of the Closing Date, (i) the authorized capital stock of U-Government consists of 100 shares of common stock, of which 100 shares are issued and outstanding and are held by USC. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. U-Government does not have outstanding any other securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of or, any calls, commitments or claims of any character relating to, its capital stock.

        (v) On and as of the Closing Date, (i) the authorized shares of U-Canada consist of 1,000,000 shares, of which 100 shares are issued and outstanding and are held by the persons and in the amounts set forth in EXHIBIT
D. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. U-Canada does not have outstanding any other securities convertible into or exchangeable for its capital shares or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of or, any calls, commitments or claims of any character relating to, its capital shares.

        (vi) On and as of the Closing Date, (i) the authorized shares of U-Finance consist of 200,000 shares of common stock, of which 100 shares are issued and outstanding and are held by Unicco. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. U-Finance does not have outstanding any other securities convertible into or exchangeable for its capital shares or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of or, any calls, commitments or claims of any character relating to, its capital shares.

        4.20 LABOR RELATIONS. No member of the Borrower Affiliated Group is engaged in any unfair labor practice. Except as disclosed on EXHIBIT D, there is
(i) no material unfair labor practice complaint pending or threatened against any member of the Borrower Affiliated Group before the National Labor Relations Board or any jurisdictional equivalent, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any member of the Borrower Affiliated Group or, to the best knowledge of any member of the Borrower Affiliated Group, threatened against it,
(ii) no material labor dispute, slowdown or stoppage pending against any member of the Borrower Affiliated Group or, to the best knowledge of any member of the Borrower Affiliated Group, threatened against any member of the Borrower Affiliated Group, and (iii) to the best knowledge of each member of the Borrower Affiliated Group, no union representation question exists with respect to the employees of any member of the Borrower Affiliated Group and, to the best knowledge of each member of the Borrower Affiliated Group, no union organizing activities are taking place.

        4.21 CERTAIN TRANSACTIONS. Except as set forth on EXHIBIT D, none of the officers, partners, directors, or employees of any member of the Borrower Affiliated Group is presently a party to any transaction with any other member of the Borrower Affiliated Group (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or such employee or, to the knowledge of any member of the Borrower Affiliated Group, any corporation, partnership, trust or other entity in which any officer, partner, director, or any such employee or natural person related to such officer, partner, director or employee or other person in which such officer, partner, director or employee has a direct or indirect beneficial interest has a substantial interest or is an officer, director, trustee or partner.

        4.22 RESTRICTIONS ON THE BORROWER AFFILIATED GROUP. No member of the Borrower Affiliated Group is a party to or bound by any contract, agreement or instrument, or subject to any charter or other corporate restriction, materially and adversely affecting the business, property, assets, operations or condition (financial or otherwise) of any member of the Borrower Affiliated Group.

        4.23 LEASES. EXHIBIT D hereto contains a complete list of all material leases, occupancy agreements and all amendments thereto and all other documents affecting rights and obligations thereunder, including without limitation, assignments and subleases pursuant to which any member of the Borrower Affiliated Group leases real property, and license agreements pursuant to which a third party would have the right to enter upon the leased premises (herein individually referred to as a "Lease" and collectively referred as the "Leases"). The copies of the Leases heretofore delivered by the Borrower Affiliated Group to the Agent are true, correct and complete copies thereof and each of such Leases is in full force and effect in accordance with the terms thereof. Except as disclosed on EXHIBIT D, neither the tenant nor, to the best knowledge of any member of the Borrower Affiliated Group, the landlord, under any Lease is in default under the applicable Lease (beyond any applicable period of grace) or has given or received any notice of cancellation or termination of such Lease or condemnation of the leased premises. Each of the tenants under the Leases is in possession of their respective premises and is open for business, and no such tenant has assigned any of its interest in any of the Leases, as collateral or otherwise or sublet all or any portion of the premises covered by any Lease or granted any license with respect thereto, except as may be otherwise disclosed on EXHIBIT D hereto. No member of the Borrower Affiliated Group knows of any material work to be performed by the landlord under the Leases that has not been completed and no member of the Borrower Affiliated Group has any knowledge of any claims pending or threatened against the landlord for failure to have performed or completed any such work.

        4.24 FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each member of the Borrower Affiliated Group possesses all franchises, patents, copyrights, trademarks, tradenames, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially now conducted without known conflict with any rights of others and, in each case, free of any Encumbrance not permitted by Section 6.5, except for (i) certain security licenses required for the operation of U-Security, the non-possession of which would not have a material adverse effect on the business, operations, property, assets, nature of assets, condition (financial or otherwise) or prospects of the Borrower Affiliated Group taken as a whole, and (ii) other licenses and permits the non-possession of which would not have a material adverse effect on the business operations, property, assets, nature of assets, condition (financial or otherwise) or prospects of any member of the Borrower Affiliated Group.

        4.25 COLLATERAL. All of the Obligations of the members of the Borrower Affiliated Group to the Agent and the Banks under or in respect of the Loan Documents will, at all times from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and be secured by each of such Security Documents to the extent provided therein.

        4.26 MATERIAL CONTRACTS. No member of the Borrower Affiliated Group is a party to any contract that is material to the business of the Borrower Affiliated Group taken as a whole other than the Purchase Documents, the Restatement Documents and the Subordinated Debt Documents.

        4.27 INTERDEPENDENCE OF THE BORROWER AFFILIATED GROUP. In order to induce each of the Banks and the Agent to enter into this Agreement and the other Loan

Documents to which it is a party, and grant the Loans and issue the Letters of Credit hereunder, each member of the Borrower Affiliated Group hereby represents and warrants as follows:

        (i) the business of each member of the Borrower Affiliated Group shall benefit from the successful performance of the business of each other member of the Borrower Affiliated Group, and of the Borrower Affiliated Group as a whole;

        (ii) each member of the Borrower Affiliated Group has cooperated to the extent necessary and shall continue to cooperate with each other member of the Borrower Affiliated Group to the extent necessary in the development and conduct of each other member's business, and shall to the extent necessary share and participate in the formulation of methods of operation, distribution, leasing, inventory control, and other similar business matters essential to each such member's business; and

        (iii) the failure of any member of the Borrower Affiliated Group to cooperate with all other members of the Borrower Affiliated Group in the conduct of their respective businesses shall have an adverse impact on the business of each other member of the Borrower Affiliated Group, and the failure of any such member to associate or cooperate with all other members of the Borrower Affiliated Group is reasonably likely to impair the goodwill of such member and all other parties as a group.

                                    SECTION V

                              AFFIRMATIVE COVENANTS

        So long as any Bank has any commitment to make loans or issue Letters of Credit hereunder or any Loan or other Obligation hereunder remains outstanding, each member of the Borrower Affiliated Group jointly and severally covenants as follows:

        5.1. FINANCIAL STATEMENTS AND OTHER REPORTING REQUIREMENTS. The Borrowers shall furnish to the Agent (and the Agent shall in turn furnish to the Banks):

        (a) as soon as available to the Borrower Affiliated Group, but in any event within 90 days after the end of each fiscal year of the Borrower Affiliated Group, a Combined and Combining balance sheet as of the end of, and a related Combined and Combining statement of income, changes in stockholders' (or members') equity and cash flow for, such year (with Unicco and USC statements being presented on a Consolidated and Consolidating basis), prepared in accordance with GAAP (or Canadian GAAP, as the case may be, and then converted to United States GAAP) and audited and certified by Price Waterhouse LLP or other independent certified public accountants reasonably acceptable to the Agent and the Banks; and, concurrently with such financial statements, a copy of said certified public accountants' management letter, if any, and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or Event of Default under Section 6 of this Agreement or, if in the opinion of such accountants any such Default or Event of Default exists, they shall disclose in such written statement the nature and status thereof;

        (b) as soon as available to the Borrower Affiliated Group, but in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower Affiliated Group, a Combined and Combining unaudited balance sheet as of the end of, and a related unaudited statement of income, changes in shareholders' equity and cash flow for, the portion of the fiscal year then ended and for the fiscal quarter then ended, prepared in accordance with GAAP (or Canadian GAAP, as the case may be, and then converted to United States GAAP) but without footnotes and certified by the chief financial officer of each member of the Borrower Affiliated Group, but subject, however, to normal, recurring year-end adjustments that shall not individually or in the aggregate be material in amount;

        (c) as soon as available to the Borrower Affiliated Group but, in any event within 30 days after the end of each fiscal month of each fiscal year of the Borrower Affiliated Group, a Combined and Combining balance sheet as of the end of, and a related Combined and Combining statement of income, changes in stockholders' (or members') equity and cash flow for, the portion of the fiscal year then ended and for the fiscal month then ended, prepared in accordance with GAAP (or Canadian GAAP, as the case may be, and then converted to United States
GAAP), subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

        (d) [Intentionally Omitted];

        (e) as soon as practical, but in any event, within 10 days after the end of each fiscal month of each fiscal year of the Borrower Affiliated Group, a written report in the form of EXHIBIT E hereto (such report being hereinafter referred to as a "Borrowing Base Report"), setting forth the Borrowing Base as of the last day of such fiscal month, certified on behalf of the Borrower Affiliated Group by the chief financial officer of each member of the Borrower Affiliated Group; and the Borrower Affiliated Group shall also, if the Agent so requests, accompany each of such reports with assignments of Accounts in form and substance satisfactory to the Agent;

        (f) on or before the first day of each fiscal year of the Borrower Affiliated Group, PRO FORMA forecasts of the Borrower Affiliated Group for such fiscal year (it being recognized by the Banks that projections as to future results are not to be viewed as facts and that the actual results for the period or periods covered by the projections may differ from the projected results);

        (g) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.l, a report in substantially the form of EXHIBIT F hereto signed on behalf of each member of the Borrower Affiliated Group by its chief financial officer, and including, without limitation, computations in reasonable detail evidencing compliance with the covenants contained in Section 6.7, Section 6.8,
Section 6.9 and Section 6.10 and Section 6.17;

        (h) promptly after the receipt thereof by any member of the Borrower Affiliated Group, copies of any reports submitted to such member of the Borrower Affiliated Group by independent public accountants in connection with any annual or interim review of the accounts of such member of the Borrower Affiliated Group made by such accountants (including ,without limitation, all management letters at any time prepared by such accountants);

        (i) promptly after the same are available, copies of all financial statements as any member of the Borrower Affiliated Group shall send to its stockholders, trustees or members or the holders of any of the Subordinated Debt or that any member of the Borrower Affiliated Group may file with any governmental authority at any time having jurisdiction over such member of the Borrower Affiliated Group (including, without limitation, each of the Forms 10-Q and 10-K filed by any member of the Borrower Affiliated Group with the Securities and Exchange Commission and the reports required to be delivered under Section 4.03 of the High Yield Indenture as in effect on the date hereof);

        (j) (i) promptly after the giving of any notice to, or the receipt of any notice from, any holder of the High Yield Subordinated Debt, including, without limitation, any notice of default under, and any request for redemption of, any of the High Yield Subordinated Debt, a copy of each such notice, but excluding notices by Unicco or U-Finance of the making of regularly scheduled payments on the High Yield Subordinated Debt, and (ii) copies of all amendments, waivers and modifications of, to or under the Subordinated Debt Documents;

        (k) if and when any member of the Borrower Affiliated Group gives or is required to give notice to the PBGC (or any jurisdictional equivalent) of any "Reportable Event" (as defined in Section 4043 of ERISA (and any jurisdictional equivalent)) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA (or any jurisdictional equivalent), or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC (or any jurisdictional equivalent) or, if such notice is not given to the PBGC (or any jurisdictional equivalent), a description of the content of the notice that is or would be required to be given;

        (l) immediately upon becoming aware of the existence of any condition or event (i) that constitutes a Default or Event of Default (including, without limitation, a default under any Ancillary Document), written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto, or (ii) affecting any member of the Borrower Affiliated Group which could reasonably be expected to have a material adverse effect on the assets, business or prospects of any member of the Borrower Affiliated Group, written notice thereof specifying the nature thereof and the action being or proposed to be taken with respect thereto;

        (m) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against any member of the Borrower Affiliated Group of which it has notice, or of a material change in any such existing litigation or proceedings, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of any member of the Borrower Affiliated Group, written notice thereof and the action being or proposed to be taken with respect thereto;

        (n) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against any member of the Borrower Affiliated Group regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto; and

        (o) from time to time, with reasonable promptness, such other financial data and other information about any member of the Borrower Affiliated Group as the Agent or any Bank may reasonably request.

        5.2. CONDUCT OF BUSINESS. Each member of the Borrower Affiliated Group shall:

        (a) duly observe and comply in all material respects with all applicable laws and requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws, FIRREA, FDICIA and ERISA and any jurisdictional equivalents thereof), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

        (b) maintain its corporate, trust or unlimited liability company, existence, as the case may be, and qualify or remain qualified in each jurisdiction where the failure to be so qualified would have a material adverse effect on any member of the Borrower Affiliated Group;

        (c) remain engaged in the facilities management and facilities services business, except that any member of the Borrower Affiliated Group may withdraw from any business activity which its Board of Directors, Board of Trustees or Board of Managers, as the case may be, reasonably deems unprofitable or unsound, PROVIDED that promptly after such withdrawal, such member of the Borrower Affiliated Group shall provide the Agent with written notice thereof;

        (d) at least 10 Business Days prior to forming any Subsidiary, give notice thereof to the Agent (whereupon the Agent will so notify the other Banks) and deliver to the Agent the Borrower Affiliated Groups' and such Subsidiary's agreement, satisfactory to counsel for the Agent, that the Subsidiary shall be bound by the terms of this Agreement, the other Security Documents and the related documents and instruments as a Borrower hereunder and thereunder and shall enter into such Security Documents as the Agent and the Banks request; and

        (e) U-Finance shall not hold any material assets, become liable for any material obligations or engage in any significant business, other than to provide guaranties for certain Indebtedness of Unicco and the other members of the Borrower Affiliated Group (to the extent such Guarantees are permitted by Section 6.2).

        5.3. MAINTENANCE AND INSURANCE. Each member of the Borrower Affiliated Group shall maintain its properties in good repair, working order and condition (reasonable wear and tear, and damage caused by fire or other casualty to the extent fully covered by insurance (after giving effect to any applicable commercially reasonable deductible), excepted) as required for the normal conduct of its business (after giving effect to the Purchase Transactions) and from time to time the members of the Borrower Affiliated Group will make or cause to be made all needful and proper repairs, renewals, replacements, additions and improvements thereto so that the business of the Borrower Affiliated Group may be properly and advantageously conducted at all times and shall maintain or cause to be maintained all Leases as may be required for the conduct of the Borrower Affiliated Group's business. Each member of the Borrower Affiliated Group shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the members of the Borrower Affiliated Group in the exercise of their reasonable judgment deem to be adequate. The Collateral Agent shall be named as loss payee and additional insured and shall be given 30 days' prior written notice of any cancellation of insurance. If any member of the Borrower Affiliated Group fails to provide such insurance, the Collateral Agent, in its sole and complete discretion, may provide such insurance and charge the cost thereof to the Loan Account or to the Borrowers' deposit account with the Agent or any Bank. Any payment not recovered from the Borrowers shall bear interest at the Base Rate plus the Applicable Base Rate Margin then in effect. Neither the Agent nor any Bank shall, by the fact of approving, disapproving, accepting, obtaining or failing to obtain any such insurance, incur liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and each member of the Borrower Affiliated Group hereby expressly assumes full responsibility therefor and liability, if any, thereunder. Each member of the Borrower Affiliated Group shall furnish to the Collateral Agent certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions. The provision of this Section 5.3 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

        5.4. TAXES. Each member of the Borrower Affiliated Group shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due; PROVIDED that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP (or Canadian GAAP, as applicable) if no lien shall have been filed to secure such tax, assessment or charge.

        5.5. INSPECTION BY THE AGENT. Each member of the Borrower Affiliated Group shall permit the Banks, through the Agent or the Agent's designee, at any reasonable time and from time to time, to (i) visit and inspect the properties (including the Real Properties) of each member of the Borrower Affiliated Group,
(ii) conduct commercial finance examinations of each member of the Borrower Affiliated Group, (iii) examine and make copies of and take abstracts from the books and records of each member of the Borrower Affiliated Group, and (iv) discuss the affairs, finances and accounts of each member of the Borrower Affiliated Group with its appropriate officers, employees and accountants. In handling such information the Agent and the Banks shall exercise the same degree of care that each exercises with respect to its own proprietary information of the same types so as to maintain the confidentiality of any non-public information thereby received, except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Agent or any Bank in connection with their present or prospective business relations with any member of the Borrower Affiliated Group, (ii) to prospective transferees or purchasers of an interest in the Loans, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of the Agent or any Bank and (v) to legal counsel to the Agent and the Banks in connection with their representation of the Agent and the Banks under the Security Documents and the transactions contemplated thereby.

        5.6. MAINTENANCE OF BOOKS AND RECORDS. Each member of the Borrower Affiliated Group shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP (or Canadian GAAP, as applicable) and applicable law.

        5.7. [Intentionally Omitted.]

        5.8. ENVIRONMENTAL INDEMNIFICATION. Each member of the Borrower Affiliated Group covenants and agrees that it will indemnify and hold the Agent and each Bank harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Bank in connection with environmental matters relating to any real property or properties owned, leased, occupied or used by any member of the Borrower Affiliated Group.

        5.9. USE OF PROCEEDS. The proceeds of the Revolving Loans will be used by the Borrowers solely (i) to repay all of Unicco's obligations for borrowed money under the Existing Credit Agreement (except to the extent the Borrowers elect to keep Revolving Loans outstanding to BankBoston in accordance with and subject to the terms hereof), the Indebtedness owing to Ogden in an aggregate amount not to exceed $11,000,000 plus accrued interest and the Indebtedness owing to the Equity Owners in an aggregate amount not to exceed $3,000,003 plus accrued interest, (ii) to provide funding for Permitted

Acquisitions, (iii) to provide working capital for the Borrower Affiliated Group, and (iv) to pay fees, costs and expenses incurred or sustained by the Borrower Affiliated Group in connection with the consummation of the transactions referred to herein or contemplated hereby. No portion of any Loans shall be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G, U or X of the Board of Governors of the Federal Reserve System.

        5.10. PENSION PLANS. With respect to any Plan, the benefits under which are guaranteed, in whole or in part, by the PBGC (or any jurisdictional equivalent) or any governmental authority succeeding to any or all of the functions of the PBGC (or any jurisdictional equivalent), the Borrower Affiliated Group will (i) fund each Plan as required by the provisions of
Section 412 of the Code (or any jurisdictional equivalent); (ii) cause each Plan to pay all benefits when due; and (iii) furnish the Co-Agents (a) promptly with a copy of any notice of each Plan's termination sent to the PBGC (or any jurisdictional equivalent) and (b) no later than the date of submission to the Department of Labor (or any jurisdictional equivalent) or to the Internal Revenue Service (or any jurisdictional equivalent), as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code.

        5.11. FISCAL YEAR. Each member of the Borrower Affiliated Group shall have a fiscal year ending on the last Sunday in June of each year and shall notify the Agent of any change in such fiscal year (whereupon the Agent and the Banks shall have the right to modify the timing of the financial covenants hereunder accordingly in order to correspond to any such change in the fiscal year of the Borrower Affiliated Group).

        5.12. NET PROCEEDS. Without prejudice to and subject to Section 6.6, if at any time, any Net Proceeds are received by any member of the Borrower Affiliated Group, that portion of Net Proceeds (or such lesser amount as shall be outstanding hereunder) necessary to cause the aggregate Excess Proceeds (as defined in the High Yield Indenture) to be less than $5,000,000 will be paid to the Agent, for the ratable benefit of the Agent and the Banks.

        5.13. FURTHER ASSURANCES. At any time and from time to time each member of the Borrower Affiliated Group shall execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent or any Bank to effect the purposes of the Loan Documents and the Security Documents.

                                   SECTION VI

                               NEGATIVE COVENANTS

        So long as any Bank has any commitment to make Loans or issue Letters of Credit hereunder or any Loan or other Obligation hereunder remains outstanding, each member of the Borrower Affiliated Group jointly and severally covenants as follows:

        6.1. INDEBTEDNESS. No member of the Borrower Affiliated Group shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

        (a) Indebtedness of the Borrower Affiliated Group to the Agent and the Banks under the Loan Documents or any other Security Document;

        (b) Indebtedness in respect of current liabilities, other than for borrowed money, of the members of the Borrower Affiliated Group incurred in the ordinary course of business and of a type and magnitude consistent with past practices;

        (c) Indebtedness in respect of capital leases and purchase money security interests of the members of the Borrower Affiliated Group representing obligations permitted to be incurred by the terms of this Agreement and incurred in the ordinary course of business and consistent with past practices; PROVIDED that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $750,000 at any one time outstanding;

        (d) Indebtedness existing or incurred on the date of this Agreement and disclosed on EXHIBIT C hereto;

        (e) Indebtedness secured by Permitted Encumbrances; and

        (f) The indebtedness evidenced by the Subordinated Debt Documents, PROVIDED that such Indebtedness remains subject at all times to the Subordination Agreements as in effect on the date hereof or as amended in accordance with the terms of Section 6.16 and the respective terms thereof, and PROVIDED, FURTHER, that the aggregate principal amount of the High Yield Subordinated Debt may not exceed $105,000,000 at any time.

        6.2. CONTINGENT LIABILITIES. No member of the Borrower Affiliated Group shall create, incur, assume or remain liable with respect to any Guarantees other than the following:

        (a) Guarantees in favor of the Agent and the Banks under this Agreement or the other Security Documents;

        (b) Guarantees existing on the date of this Agreement and disclosed on EXHIBIT C hereto;

        (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

        (d) Guarantees with respect to (i) surety, appeal, and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding (exclusive of the bonds referred to in clause (ii) below) in the aggregate at any time $250,000, and (ii) bid, performance and performance and payment bonds obtained in the ordinary course of business; and

        (e) the Guarantees contemplated by Article 11 of the High Yield Indenture, PROVIDED that such Guarantees are, and at all times remain, subordinate to the Obligations in the manner set forth in Article 11.02 and
Article 10 of the Indenture as in effect on the date hereof, and the subordinated Guaranties entered into on June 28, 1996 in favor of MCRC in connection with the MCRC Subordinated Debt, as in effect on June 28, 1996, PROVIDED that such Guarantees are, and at all times remain, subject to the MCRC Subordination Agreement.

        6.3. LEASES. No member of the Borrower Affiliated Group shall during any fiscal year enter into any leases of personal property as lessee, except for capital leases or leases providing for payments in any one fiscal year (whether or not such payments are termed rent) in the aggregate for the Borrower Affiliated Group of less than $500,000. Each member of the Borrower Affiliated Group shall cause the landlord of any premises leased by such member of the Borrower Affiliated Group after the Closing Date to deliver to the Agent, a Landlord Waiver or a Landlord Consent and Estoppel Certificate, as required by the Agent and the Banks, simultaneously with the execution of any real property Lease.

        6.4. SALE AND LEASEBACK. No member of the Borrower Affiliated Group shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that any member of the Borrower Affiliated Group intends to use for substantially the same purpose as the property being sold or transferred.

        6.5. ENCUMBRANCES. No member of the Borrower Affiliated Group shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("ENCUMBRANCES"), or assign or otherwise convey any right to receive income, including the sale or discount of Accounts Receivable with or without recourse, except the following ("PERMITTED ENCUMBRANCES"):

        (a) Encumbrances in favor of the Agent and the Banks under this Agreement or any other Security Document;

        (b) Encumbrances existing on the date of this Agreement and disclosed in EXHIBIT C hereto;

        (c) Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

        (d) Landlords' and lessors' liens in respect of rent not in default, to the extent Landlord Waivers (as and to the extent required by the Agent and the Banks) shall have been delivered to the Collateral Agent, or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA or any jurisdictional equivalent) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

        (e) Judgment liens that shall not have been in existence for a period longer than 20 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 20 days after the expiration of such stay;

        (f) Easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

        (g) Encumbrances securing the purchase price of capital assets (including rights of lessors under capital leases) to the extent such purchase is permitted hereunder (including in connection with Permitted Acquisitions), or such Encumbrances exist on the date hereof and have been disclosed to the Agent in writing (or, if not so disclosed, relate to assets which are not, individually or in the aggregate, material in amount), PROVIDED, HOWEVER, that
(A) each such Encumbrance is given solely to secure the purchase price of, or the lease obligations relating to, such property, does not extend to any other property and is given at the time of the acquisition of the property, and (B) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time such security interest attaches; and

        (h) liens of surety bonding companies bonding for the benefit of the Borrower Affiliated Group securing Guarantees permitted under Section 6.2(d).

        6.6. MERGER; CONSOLIDATION; SALE OR LEASE OF ASSETS; ACQUISITIONS. No member of the Borrower Affiliated Group shall sell, lease or otherwise dispose of assets, stock or other properties (valued at the lower of cost or market), other than (i) sales or use of Inventory wholly in the ordinary course of business, if any, and (ii) sales of assets not in the ordinary course of business in an aggregate amount for the Borrower Affiliated Group not to exceed $250,000 in any fiscal year; or liquidate, merge or consolidate into or with any other person, PROVIDED that (a) Finance, USC, any wholly-owned subsidiary of USC, or U-Canada may merge with and into or sell its assets to Unicco so long as Unicco is the surviving entity of each such merger and the Agent has received 30 days' prior written notice of each such sale or merger and (b) U-Canada or any wholly owned Subsidiary of USC may merge with and into or sell its assets to USC so long as USC is the surviving entity of each such merger and the Agent has received 30 days' prior written notice of each such sale or merger. Without prejudice to Section 5.2(c), no member of the Borrower Affiliated Group will acquire all or substantially all of the assets or capital stock or other equity interests of any person, except in connection with a Permitted Acquisition and transactions permitted by Sections 6.10(iv) and (v).

        6.7. TOTAL DEBT RATIO. The Borrower Affiliated Group shall not permit the Total Debt Ratio of the Borrower Affiliated Group as at the last day of any fiscal quarter in any fiscal period identified below to be greater than the ratio specified below opposite such period:


                                Period                        Maximum
                                ------                         Ratio
                                                               -----

             For any fiscal quarter ending on or after       6.00 to 1
             September 30, 1997 through June 30, 1998

             For any fiscal quarter ending on or after       5.75 to 1
             September 30, 1998 through June 30, 1999

             For any fiscal quarter ending on or after       5.50 to 1
             September 30, 1999 through June 30, 2000

             For any fiscal quarter ending on or after       5.25 to 1
             September 30, 2000 through June 30, 2001

             For any fiscal quarter ending on or after       5.00 to 1
             September 30, 2001

        6.8. FIXED CHARGE COVERAGE RATIO. The Borrower Affiliated Group shall not permit the Fixed Charge Coverage Ratio of the Borrower Affiliated Group as at the last day of any fiscal quarter in any fiscal period identified below to be less than the ratio specified below opposite such period:

                                 Period                          ratio
                                 ------                          -----

               For any four consecutive fiscal quarters        1.30 to 1
               ending on or after September 30, 1997
               through June 30, 1998 (determined at the end of each fiscal quarter for the four quarters then ending)

               For any four consecutive fiscal quarters        1.35 to 1
               ending on or after September 30, 1998
               through June 30, 1999 (determined at the end of each fiscal quarter for the four quarters then ending)

               For any four consecutive fiscal quarters        1.40 to 1
               ending on or after September 30, 1999
               (determined at the end of each fiscal
               quarter for the four quarters then ending)

        6.9. MINIMUM INTEREST COVERAGE. The Borrower Affiliated Group shall not permit the Interest Coverage Ratio of the Borrower Affiliated Group for any fiscal period identified below to be less than the ratio specified below opposite such period:

                            Period                             Minimum Ratio
                            ------                             -------------

         For any four consecutive fiscal quarters                1.75 to 1
         ending on or after September 30, 1997
         through June 30, 1998 (as determined at
         the end of each quarter for the four
         quarters then ending)

         For any four consecutive fiscal quarters                1.85 to 1
         ending on or after September 30, 1998
         through June 30, 1999 (as determined at
         the end of each quarter for the four
         quarters then ending)

         For any four consecutive fiscal quarters                1.95 to 1
         ending on or after September 30, 1999
         through June 30, 2000 (determined at the end of each fiscal quarter for the four quarters then ending)

         For any four consecutive fiscal quarters                2.05 to 1
         ending on or after September 30, 2000
         through June 30, 2001 (determined at the end of each fiscal quarter for the four quarters then ending)

         For any four consecutive fiscal quarters                2.15 to 1
         ending on or after September 30, 2001
         (determined at the end of each fiscal
         quarter for the four quarters then ending)

        6.10. RESTRICTED PAYMENTS. No member of the Borrower Affiliated Group shall pay, make or declare, and no Equity Owner shall accept, any Restricted Payment. Notwithstanding the foregoing, (i) USC, the USC Subsidiaries, U-Finance and U-Canada may make distributions to USC and Unicco, (ii) not sooner than 15 days after receipt by the Agent of the financial statements required to be delivered by Section 5.1(b) for any fiscal year, Unicco may make quarterly distributions to its shareholders, and its shareholders may accept distributions, in an amount not to exceed, in the aggregate for all such shareholders taken together, $250,000 for each fiscal quarter during each fiscal year), (PROVIDED, HOWEVER, that any undistributed portion of the amount permitted for distributions in any fiscal quarter may be carried forward into any other fiscal quarter occurring in the same fiscal year, it being agreed that the aggregate annual distributions shall in no event exceed $1,000,000 in each fiscal year, PROVIDED that at the time of the declaration of and payment of any such distribution, and after giving effect thereto, each of the Special Payment Conditions shall have been satisfied, and PROVIDED, FURTHER, that in the event that the audited financial statements required to be delivered pursuant to
Section 5.1(a) reflect that any such distribution made in the fiscal year to which such financial statements related was in excess of the amount permitted to be made (as evidenced by such financial statements), each of the Equity Owners jointly and severally agree to immediately pay to the Administrative Agent, for the ratable benefit of the Banks, the aggregate amount of such excess for such fiscal year, (iii) within 45 days following the end of any fiscal quarter during which Unicco was treated as a so-called S Corporation for federal (or state, if applicable) income tax purposes, Unicco may distribute to its shareholders, and its shareholders may accept, in cash an amount not in excess of the Tax Distribution Amount for the portion of the fiscal year through the end of such fiscal quarter, minus the aggregate amount of any such distributions theretofore made in respect of such fiscal year, with the amount of any such distribution to be verified by the chief financial officer of Unicco in the certificate required under Section 5.1(g), (iv) Unicco may redeem its capital stock pursuant to a certain Share Purchase Agreement dated as of July 1, 1989 between Unicco and John C. Feitor, as in effect on June 28, 1996 and delivered to the Agent; and
(v) Unicco may redeem its capital stock pursuant to a certain Share Purchase Agreement dated as of June 20, 1996 between Unicco and George A. Keches, as in effect on June 28, 1996 and delivered to the Agent, PROVIDED that the aggregate amount that Unicco may expend or distribute under clauses (iv) and (v) above shall not exceed $500,000.

        6.11. INVESTMENTS. No member of the Borrower Affiliated Group shall make or maintain any Investments other than Qualified Investments.

        6.12. ERISA. Neither any member of the Borrower Affiliated Group nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code or any jurisdictional equivalent), (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA or any jurisdictional equivalent) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of any member of the Borrower Affiliated Group pursuant to Section 4068 of ERISA (or any jurisdictional equivalent).

        6.13. TRANSACTIONS WITH AFFILIATES. Except as set forth on EXHIBIT D, no member of the Borrower Affiliated Group will enter into or participate in any agreements or transactions of any kind with any Affiliate, except (i) agreements or transactions contemplated, required or allowed by any Loan Document or any Ancillary Document as in effect on June 28, 1996 or entered into on the date hereof, PROVIDED that such agreements or transactions are not otherwise prohibited by this Agreement or any of the Security Documents; or (ii) agreements or transactions, including insurance transactions with Ashmont, in each case in the ordinary course of business and on an arms-length basis, and which (A) include only terms which are fair and equitable to each member of the Borrower Affiliated Group, (B) do not violate or otherwise conflict with any of the terms of any of the Loan Documents, (C) require the payment of no fees, charges or commissions by any member of the Borrower Affiliated Group to any Affiliate except those which are reasonable and disclosed to the Co-Agents and the Banks, (D) are disclosed on the books, accounts and records of the Borrower Affiliated Group, and (E) involve terms no less favorable to the Borrower Affiliated Group than would be the terms of a similar agreement or transaction with any person other than an Affiliate. Without limitation of the foregoing, the Borrower Affiliated Group covenants and agrees that it will not make worker's compensation payments to Ashmont in excess of the amount in each state of the United States in which any member of the Borrower Affiliated Group operates equal to (i) the manual rate for each employee classification, multiplied by (ii) such member's experience modification rating (as computed by the applicable rating agency) applicable to such employee classification, multiplied by (iii) such member's payroll expense in such classification.

        6.14. LOANS. Except as set forth on EXHIBIT D, no member of the Borrower Affiliated Group will make to any person any loan, advance or other transfer with the anticipation of repayment, except for loans and advances to employees of the Borrower Affiliated Group, made in the ordinary course of business and consistent with past practices, not exceeding $250,000 in the aggregate; PROVIDED, that no such advances to any single employee shall exceed $100,000 in the aggregate.

        6.15. BORROWING BASE. The Borrower Affiliated Group will not cause or permit the aggregate principal amount of all Revolving Loans outstanding, plus the aggregate Stated

Amount of Letters of Credit outstanding at such time, plus the aggregate amount of any unreimbursed draws under outstanding Letter of Credit, at any time to exceed the Borrowing Base at such time.

        6.16. NO AMENDMENTS TO CERTAIN DOCUMENTS. No member of the Borrower Affiliated Group will at any time cause or permit (i) any of the Ancillary Documents to be modified, amended or supplemented in any respect whatever, except for such modification or amendment as would not, in the Agent's sole discretion, effect any change adverse to the Agent or the Banks, or have a material adverse effect on the business, property, assets, operations or condition (financial or otherwise) of any member of the Borrower Affiliated Group, or (ii) any of the charter or other incorporation documents (including any declaration of trust) or by-laws of any member of the Borrower Affiliated Group to be modified, amended or supplemented in any material respect whatever, without (in each case) the express prior written agreement, consent or approval of the Agent.

        6.17 MAXIMUM CAPITAL EXPENDITURES. The Borrower Affiliated Group shall not make any Capital Expenditures (i) any annual period identified below in excess of the amount specified below as applicable to such annual period:

                     Annual Period                            Maximum
                     -------------                     Capital Expenditures
                                                       --------------------

                  Fiscal year ending                        $2,750,000
                     June 28, 1998

                  Fiscal year ending                        $3,000,000
                     June 27, 1999

                  Fiscal year ending                        $3,250,000
                     June 25, 2000

                  Fiscal year ending                        $3,500,000
                     June 24, 2001

                  Fiscal year ending                        $3,500,000
                     June 30, 2002

        It is acknowledged that, in connection with a Permitted Acquisition, the portion of the purchase price allocable to capital assets shall not constitute Capital Expenditures for purposes of this Section 6.17.

        6.18 PROHIBITED EVENTS. No member of the Borrower Affiliated Group will form or designate any Unrestricted Subsidiary or any Receivables Subsidiary (each as defined in the High Yield Indenture) or will enter into any Qualified Receivables Transaction (as defined in the High Yield Indenture).

                                   SECTION VII

                                    DEFAULTS

        7.1. EVENTS OF DEFAULT. There shall be an Event of Default hereunder if any of the following events occurs:

        (a) any Borrower shall fail to pay (i) any amount of principal of any Loans when due or (ii) any amount of interest thereon or any fees or expenses payable hereunder or under any Note or any other Security Document within 3 days after the due date therefor; or

        (b) any member of the Borrower Affiliated Group shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, obligations, covenants or agreements contained in Sections 5.1, 5.3, 5.5, 5.6, 5.9, 6.1 through 6.3, inclusive, 6.5 through 6.11, inclusive, and 6.13 through 6.18, inclusive; or

        (c) any member of the Borrower Affiliated Group shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, covenants, obligations or agreements (other than in respect of subsections 7.1(a) and (b) hereof) contained in this Agreement or in any other Security Document and such failure shall continue for 15 days, provided, however, that in the event of a failure by the Borrower Affiliated Group to comply with the covenant contained in Section 5.4 with respect to local tax filings, no Default or Event of Default shall be deemed to occur on account of any such failure unless such failure(s) (individually or in the aggregate) is material in amount; or

        (d) any representation or warranty of any member of the Borrower Affiliated Group made in any Security Document or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

        (e) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of any member of the Borrower Affiliated Group, as determined by the Agent and the Banks acting in good faith and in a commercially reasonable manner; or

        (f) any member of the Borrower Affiliated Group shall fail to pay at maturity, or within any applicable period of grace (not to exceed 30 days), any obligations in excess of $50,000 in the aggregate for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of



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

such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

        (g) any member of the Borrower Affiliated Group shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect and including any jurisdictional equivalent), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect and including any jurisdictional equivalent) or other law, (vii) take or acquiesce in writing to any action or proceeding under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, (viii) be Insolvent, or (ix) take any corporate action for the purpose of effecting any of the foregoing; or

        (h) a proceeding or case shall be commenced, without the application or consent of any member of the Borrower Affiliated Group in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of the debts of such member of the Borrower Affiliated Group, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of the assets of such member of the Borrower Affiliated Group, or (iii) similar relief in respect, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 45 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect and including any jurisdictional equivalent), against any member of the Borrower Affiliated Group; or action under the laws of the jurisdiction of incorporation or organization of any member of the Borrower Affiliated Group similar to any of the foregoing shall be taken with respect to any member of the Borrower Affiliated Group and shall continue unstayed and in effect for any period of 45 days; or

        (i) a final, non-appealable judgment or order for the payment of money shall be entered against any member of the Borrower Affiliated Group by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of any member of the Borrower Affiliated Group, that in the aggregate exceeds $250,000 in value and such judgment, order, warrant or process shall continue undischarged, unpaid or unstayed for 30 days; or

        (j) any member of the Borrower Affiliated Group or any member of the Controlled Group shall fail to pay when due a material amount which it shall have become liable to pay to the PBGC (or any jurisdictional equivalent) or to a Plan under Title IV of ERISA (or any jurisdictional equivalent); or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA (or any jurisdictional equivalent) by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC (or any jurisdictional equivalent) shall institute proceedings under Title IV of ERISA (or any jurisdictional equivalent) to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against any member of the Borrower Affiliated Group and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC (or any jurisdictional equivalent) would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

        (k) (i) any change in equity ownership of any member of the Borrower Affiliated Group (including the failure of USC to become and remain a wholly-owned Subsidiary of Unicco), PROVIDED, HOWEVER, that for purposes of this clause (i), transfers as a result of (a) permitted stock redemptions under Sections 6.10(iv) and (v) and transfers from any Equity Owner to his spouse, his children, his grandchildren, or any trust established solely for the benefit of any one or more of the foregoing named persons (all as at the relative time of determination) shall not constitute an Event of Default hereunder, PROVIDED that each such Equity Owner must at all times continue to control all of the voting rights in respect of said transferred shares and (b) transfers of non-voting Unicco Shares to officers and management pursuant to a stock option or stock incentive plan or such officer's or manager's employment agreement duly adopted by the Board of Directors shall not constitute an Event of Default hereunder or
(ii) the filing with the Securities and Exchange Commission of a registration statement under the Securities Act of 1933, as amended, for an initial public offering of any Equity Securities of any member of the Borrower Affiliated Group; or

        (l) Steven C. Kletjian shall, for any reason other than death, physical or mental disability or incapacity, (a) at any time cease to be the Chief Executive Officer of Unicco or the President of any other member of the Borrower Affiliated Group (other than U-Security), or (b) cease to perform substantially all of his duties and responsibilities as Chief Executive Officer or President, as applicable, of any member of the Borrower Affiliated Group (other than U-Security) for a period of more than 60 days (exclusive of vacations not in excess of Steven C. Kletjian's normal annual vacation allowance);

        (m) Steven C. Kletjian shall cease to be the Chief Executive Officer of Unicco or the President of any other member of the Borrower Affiliated Group (other than U-Security) as a direct consequence of his death, physical or mental disability or incapacity, unless the Majority Banks, by the 90th day following the occurrence of any such condition or event, shall have notified the Borrowers in writing that the Majority Banks have determined, in good faith, that the occurrence of such event will not have a material adverse effect on any member of the Borrower Affiliated Group;

        (n) any covenant, agreement or obligation of any member of the Borrower Affiliated Group contained in or evidenced by any Security Document or any Ancillary Document to which any member of the Borrower Affiliated Group is a party shall, prior to the date on which such document shall terminate with the express prior written agreement, consent or approval of the Agent and the Banks, cease in any material respect to be legal, valid, binding or enforceable in accordance with the terms thereof; or

        (o) any Security Document or any Ancillary Document shall be canceled, terminated, revoked or rescinded (or any notice of such cancellation, termination, revocation or rescission given) otherwise than in accordance with the express prior written agreement, consent or approval of the Agent and the Banks; or any action at law, suit in equity or other legal proceeding to cancel, revoke, or rescind any Security Document or any Ancillary Document shall be commenced by or on behalf of any member of the Borrower Affiliated Group, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that (which determination, in the case of an Ancillary Document only, shall be final) or shall issue a judgment, order decree or ruling to the effect that, any one or more of the Security Documents or Ancillary Documents or any one or more of the obligations of any member of the Borrower Affiliated Group under any one or more of the Security Documents and Ancillary Documents are illegal, invalid or unenforceable in accordance with the terms thereof; or

        (p) any default or event of default shall occur and be continuing (after any applicable period of grace, if any, not to exceed 30 days) under any Ancillary Document or the Trustee or the Paying Agent under the High Yield Indenture fail to comply with Articles 10 and 11 thereof; or

        (q) any Encumbrance shall be created or exist (i) on or with respect to any of the Unicco Shares, U-Finance Shares, U-Government Shares, U-Security Shares or USC Shares, (ii) on or with respect to any of the U-Canada Shares, other than in favor of the Agent, or (iii) in favor of any of the holders of the High Yield Subordinated Debt; or

        (r) (i) any request or notice from the holders of the High Yield Subordinated Debt (or the Trustee or Paying Agent under the Indenture) shall be made or given for a redemption of any of the High Yield Subordinated Debt in accordance with the terms of the High Yield Indenture, (ii) any request or notice (including in the form of an officer's certificate) shall be made by Unicco or U-Finance for a redemption of any of the High Yield Subordinated Debt,
(iii) any Asset Sale Offer shall be made under the Indenture, or (iv) the board of trustees or board of directors of Unicco or U-Finance elects to have Section
8.02 (Legal Defeasance) or Section 8.03 (Covenant Defeasance) be applied to the High Yield Subordinated Debt;

        (s) any of the individual shareholders of Unicco shall fail to comply with the provisions of Section 6.10 and their other respective obligations hereunder.

        7.2. REMEDIES. Upon the occurrence of an Event of Default described in subsections 7.1(g) and (h), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the option of the Majority Banks and upon the Agent's declaration:

        (a) each Bank's commitment to make any further Loans hereunder shall terminate;

        (b) the unpaid principal amount of the Loans together with accrued interest, all other Obligations, and all other obligations of the Borrowers to the Agent and each Bank of any kind shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

        (c) the Agent may exercise (on behalf of itself and the Banks) any and all rights the Agent and the Banks have under this Agreement, the Notes, the other Security Documents, or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Agent's and the Banks' rights by any action at law, in equity or other appropriate proceeding.

        No Default or Event of Default under any Loan Document shall be effectively cured or waived until such cure has been accepted in writing by the Agent and the Banks or such waiver has been accepted in writing by the Agent and the Banks.

                                  SECTION VIII

                       CONCERNING THE AGENT AND THE BANKS

        8.1 APPOINTMENT AND AUTHORIZATION. Each of the Banks hereby appoints (i) BankBoston to serve as Agent, Collateral Agent and Administrative Agent under this Agreement, and irrevocably authorizes the Agent to take such action on such Bank's behalf under this Agreement and to exercise such powers and to perform such duties under this Agreement and the other documents and instruments executed and delivered in connection with the consummation of the transactions contemplated hereby as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

        8.2 AGENT AND AFFILIATES. The Agent shall also have the same rights and powers under this Agreement of a Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any member of the Borrower Affiliated Group or any Affiliate of any member of the Borrower Affiliated Group as if it were not the Agent hereunder. Except as otherwise provided by the terms of this Agreement, nothing herein shall prohibit any Bank from accepting deposits from, lending money to or generally engaging in any kind of business with any member of the



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

Borrower Affiliated Group or any Affiliate of any member of the Borrower Affiliated Group.

        8.3  FUTURE ADVANCES.

        (a) In order more conveniently to administer the Loans, the Administrative Agent may, unless notified to the contrary by any Bank prior to the date upon which any Revolving Loan is to be made, assume that such Bank has made available to the Administrative Agent on such date the amount of such Bank's share of such Revolving Loan to be made on such date as provided in this Agreement, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after the date upon which the Revolving Loan is made, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, MULTIPLIED BY (ii) the amount of such Bank's share of such Revolving Loan, MULTIPLIED BY (iii) a fraction, the numerator of which is the number of days that elapsed from and including such date to the date on which the amount of such Bank's share of such Revolving Credit Loan shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Administrative Agent by such Bank.

        (b) The Administrative Agent may at any time, in its sole discretion, upon notice to any Bank, refuse to make any Revolving Loan to the Borrower on behalf of such Bank unless such Bank shall have provided to the Administrative Agent immediately available federal funds equal to such Bank's share of such Loan in accordance with this Agreement.

        (c) Anything in this Agreement to the contrary notwithstanding, the obligations to make Loans under the terms of this Agreement shall be the several and not joint obligation of each of the Banks and any advances made by the Administrative Agent on behalf of any Bank are strictly for the administrative convenience of the parties and shall in no way diminish any Bank's liability to the Administrative Agent to repay the Administrative Agent for such Loans and advances. If the amount of any Bank's share of any Revolving Loan which the Administrative Agent has advanced to the Borrower is not made available to the Administrative Agent by such Bank within 1 Business Day following the date upon which such Revolving Loan is made, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Loans made on such date.

        8.4 DELINQUENT BANK. Notwithstanding anything to the contrary contained in this Agreement, any Bank that fails to make available to the Administrative Agent its share of




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

any Revolving Loan when and to the full extent required by the provisions of this Agreement shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Revolving Loans. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the non-delinquent Banks in proportion to their respective PRO RATA shares of all outstanding Revolving Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Loans of the non-delinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

        8.5 PAYMENTS.

        (a) All payments and prepayments of principal of and interest on Revolving Loans received by the Administrative Agent shall be paid to each of the Banks PRO RATA in accordance with their respective interests in such Loans; and any other payments received by the Administrative Agent hereunder shall be paid to the Banks or the Agent or both PRO RATA as their respective interests appear.

        (b) Each of the Banks and the Agent hereby agrees that if it should receive any amount (whether by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right hereunder under or otherwise) in respect of principal of, or interest on, the Loans or any fees which are to be shared among the Banks, which, as compared to the amounts theretofore received by the other Banks with respect to such principal, interest or fees, is in excess of such Bank's PRO RATA share of such principal, interest or fees as provided in this Agreement, such Bank shall share such excess, less the costs and expenses (including, reasonable attorneys' fees and disbursements) incurred by such Bank in connection with such realization, exercise, claim or action, PRO RATA with all other Banks in proportion to their respective interests therein, and such sharing shall be deemed a purchase (without recourse) by such sharing party of participation interests in the Loans or such fees, as the case may be, owed to the recipients of such shared payments to the extent of such shared payments; PROVIDED, HOWEVER, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

        8.6 ACTION BY AGENT.

        (a) The obligations of the Agent hereunder are only those expressly set forth herein. The Agent shall have no duty to exercise any right or power or remedy hereunder or under any other document or instrument executed and delivered in connection with or



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

as contemplated by this Agreement or to take any affirmative action hereunder or thereunder.

        (b) The Administrative Agent shall keep all records of the Loans and payments hereunder, and shall give and receive notices and other communications to be given or received by the Administrative Agent hereunder on behalf of the Banks. The Agent shall receive notices and other communications to be given or received by the Agent hereunder on behalf of the Banks.

        (c) Upon the occurrence of an Event of Default the Agent may, and upon the direction of the Majority Banks pursuant to Section 7.2 the Agent shall, exercise the option of the Banks pursuant to Section 7.2 to declare all Loans and other Obligations immediately due and payable and may take such action as may appear necessary or desirable to collect the Obligations and enforce the rights and remedies of the Agent or the Banks.

        8.7 NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, pursuant to Section 5.1(l)(i) or otherwise, it shall notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 8.7, it shall notify the other Banks of the existence of such Default or Event of Default.

        8.8 CONSULTATION WITH EXPERTS. The Agent shall be entitled to retain and consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Banks for any action taken, omitted to be taken or suffered in good faith by it in accordance with the advice of such counsel, accountants or experts. The Agent may employ agents and attorneys-in-fact and shall not be liable to the Banks for the default or misconduct of any such agents or attorneys.

        8.9 LIABILITY OF AGENT. The Agent shall exercise the same care to protect the interests of each Bank as it does to protect its own interests, so that so long as such Agent exercises such care it shall not be under any liability to any of the Banks, except for the Agent's gross negligence or willful misconduct with respect to anything it may do or refrain from doing. Subject to the immediately preceding sentence, neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith in its capacity as Agent. Without limiting the generality of the foregoing, neither the Agent nor any of its respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Security Document, or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any member of the Borrower Affiliated Group;
(iii) the satisfaction of any condition specified in Sections 3.1 or 3.2, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness, enforceability or genuineness of this Agreement, the Notes, any other Loan Document or any other document or instrument executed and delivered in connection



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

with or as contemplated by this Agreement; (v) the existence, value, collectibility or adequacy of the Collateral or any part thereof or the validity, effectiveness, perfection or relative priority of the liens and security interests of the Banks (through the Collateral Agent) therein; or (vi) the filing, recording, refiling, continuing or re-recording of any financing statement or other document or instrument evidencing or relating to the security interests or liens of the Banks (through the Collateral Agent) in the Collateral. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telecopy or similar writing) believed by it to be genuine or to be signed or sent by the proper party or parties.

        8.10 INDEMNIFICATION. Each Bank agrees to indemnify the Agent (to the extent the Agent is not reimbursed by the Borrowers), ratably in accordance with its Commitment Percentage from and against any cost, expense (including attorneys' fees and disbursements), claim, demand, action, loss or liability which the Agent may suffer or incur in connection with this Agreement, or any action taken or omitted by the Agent hereunder or under any Loan Document, or such the Agent's relationship with the Borrowers hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder and of taking or refraining from taking any action hereunder, but excluding any costs, expenses or losses directly arising from the Agent's gross negligence or willful misconduct. No payment by any Bank under this Section shall in any way relieve the Borrowers of their obligations under this Agreement with respect to the amounts so paid by any Bank, and the Banks shall be subrogated to the rights of the Agent, if any, in respect thereto.

        8.11 INDEPENDENT CREDIT DECISION. Each of the Banks represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in
Section 4.7 and such other documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each of the Banks acknowledges that it has not relied upon any representation by the Agent and that the Agent shall not be responsible for any statements in or omissions from any documents or information concerning the Borrowers, this Agreement, the Notes, any other Loan Document or any other document or instrument executed and delivered in connection with or as contemplated by this Agreement. Each of the Banks acknowledges that it will, independently and without reliance upon the Agent or other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        8.12 SUCCESSOR AGENT. BankBoston or any successor Agent may resign as Agent at any time by giving written notice thereof to the Banks and to the Borrowers. Upon any such resignation, the Banks shall have the right to appoint a successor Agent, which successor Agent shall be reasonably acceptable to the Borrowers, PROVIDED that if BankBoston resigns as Agent, no successor Agent shall have been so appointed by the Banks, and shall have accepted such appointment, within 30 days after the retiring



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

Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank (or Affiliate thereof) or savings and loan association organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America or any State thereof and having a combined capital, surplus and undivided profits of at least $100,000,000 and shall be reasonably acceptable to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   SECTION IX

        9.1. UNICCO AS AGENT FOR BORROWERS. Each member of the Borrower Affiliated Group (other than Unicco) hereby appoint Unicco as their agent with respect to the receiving and giving of any notices, requests, instructions, reports, schedules, revisions, financial statements or any other written or oral communications hereunder. The Agent and each Bank is hereby entitled to rely on any communications given or transmitted by Unicco as if such communication were given or transmitted by each and every member of the Borrower Affiliated Group; PROVIDED, HOWEVER, that any communication given or transmitted by any member of the Borrower Affiliated Group other than Unicco shall be binding with respect to such member of the Borrower Affiliated Group. Any communication given or transmitted by either Agent or any Bank to Unicco shall be deemed given and transmitted to each and every member of the Borrower Affiliated Group.

                                    SECTION X

                                  MISCELLANEOUS

        10.1. NOTICES. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by electronic facsimile transmission, or when delivered to an overnight courier, addressed to such party at its address indicated below:

        If to the Borrowers, at

               c/o Unicco Service Company
               Four Copley Place
               Boston, Massachusetts 02116
               Attention: George A. Keches, Chief Financial Officer
               Telecopy: (617) 859-0735

        with a copy to

               Posternak, Blankstein & Lund, L.L.P.
               100 Charles River Plaza
               Boston, Massachusetts 02114
               Attention: Noel G. Posternak, P.C.
               Telecopy: (617) 367-2315

        If to the Agent, Administrative Agent, Collateral Agent, or BankBoston, at

               BankBoston, N.A.
               100 Federal Street
               Boston, Massachusetts  02110
               Attention: Henry L. Petrillo, Director
               Telecopy: (617) 434-8102

        in the case of notices to the Agent, Administrative Agent, Collateral Agent, or BankBoston, with a copy to

               Goulston & Storrs, P.C.
               400 Atlantic Avenue
               Boston, Massachusetts 02110
               Attention: Philip A. Herman, Esq.
               Telecopy: (617) 574-4112

or at any other address specified by such party in writing.

        10.2. EXPENSES. The Borrowers will pay on demand all reasonable expenses of the Agent or any Bank in connection with the preparation, waiver or amendment of this Agreement, the Notes, the other Security Documents or other documents executed in connection therewith, or the administration, default or collection of the Loans or other Obligations or administration, default, collection in connection with the Agent's or any Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees of outside legal counsel, any local counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, all out-of-pocket costs and expenses (including reasonable fees of outside counsel) of the Agent incurred in connection with the





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

syndication and/or participation of the Loans, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any Collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

        10.3. INDEMNIFICATION. The Borrowers shall absolutely and unconditionally indemnify and hold harmless the Agent and each of the Banks (including, for purposes of this Section, the Co-Agents and the Banks under (and as defined in) the Existing Loan Agreement) against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses (including, without limitation, reasonable fees and disbursements of counsel) and all other liabilities whatsoever which shall at any time or times be incurred or sustained by the Agent or any of the Banks (or such Co-Agents and Banks under the Existing Loan Agreement) or by any of their shareholders, directors, officers, employees, subsidiaries, affiliates or agents (other than as a result of the gross negligence or willful misconduct of the Agent or any of the Banks (or such Co-Agents and Banks under the Existing Loan Agreement)) on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to either this Agreement, any of the other Security Documents or any of the Ancillary Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement, any of such Security Documents or any of such Ancillary Documents, are ultimately consummated.

        10.4. SET-OFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums (including the proceeds of insurance on Collateral held by the Collateral Agent in accordance with the Security Agreements) credited by or due from any Bank or any of its branch or affiliate offices to any Borrower may, at any time and from time to time after the occurrence and during the continuance of an Event of Default hereunder, without notice to any Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by such Bank against any and all obligations of any Borrower to the Banks or any of their respective affiliates in such manner as the head office of such Bank or any of its branch offices in their sole discretion may determine, and each Borrower hereby grants such Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

        10.5. TERM OF AGREEMENT. This Agreement shall continue in force and effect so long as any Bank has any commitment to make Loans hereunder or any Loan or any Obligation shall be outstanding.

        10.6. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the

Notes provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

        10.7. GOVERNING LAW. This Agreement, the Notes and the other Loan Documents shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein). Any legal action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Obligation may be instituted, in the Agent's sole discretion, in the courts of the Commonwealth of Massachusetts or the United States of America for the District of Massachusetts, and the Borrowers hereby irrevocably submit to the jurisdiction of each such court in any such action or proceeding; PROVIDED, HOWEVER, that the foregoing shall not limit the Agent's rights to bring any legal action or proceeding in any other appropriate jurisdiction.

        10.8. AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement or any of the other Security Documents: (i) each of the Security Documents may be modified, amended or supplemented in any respect whatever only with the prior written consent or approval of the Majority Banks and the Borrowers; and (ii) the performance or observance by the Borrowers of any of their respective covenants, agreements or obligations under any of the Security Documents may be waived only with the written consent of the Majority Banks; PROVIDED, HOWEVER, that the following changes shall require the written consent, agreement or approval of all of the Banks: (A) any change in the amount or the due date of any of the Obligations; (B) any change in the interest rates prescribed in any of the Notes; (C) any change in the Commitment or Commitment Percentage of any of the Banks, except as permitted by Section 10.10; (D) any release of any Guarantees or Collateral; (E) any change in the definition of Majority Banks; and (F) any change in the terms of this Section 10.8. Any change to Section 10 or any other provision of this Agreement affecting the rights or obligations of the Agent shall not be amended or modified without the prior written consent of the Agent.

        10.9. BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that (i) no Borrower may assign or transfer its rights, duties or obligations hereunder, and (ii) no Bank may assign or transfer its rights or obligations hereunder to any person except in accordance with the provisions of Section 10.10

        10.10. SUCCESSORS AND ASSIGNS.

        (i) Any Bank may at any time grant to one or more banks or other financial institutions (each, a "Participant") participating interests in any of its Commitments or any or all of its Loans in an amount and on such terms as such Bank may think fit. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED, HOWEVER, that such participation agreement may provide that such Bank will not agree, without the consent of the Participant, to any modification, amendment or waiver of this Agreement requiring the consent, agreement or approval of all of the Banks, as described in Section 10.8. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.11 and 2.12 with respect to its participating interest. An assignment or other transfer which is not permitted by paragraph (ii) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this paragraph (i).

        (ii) Any Bank may at any time assign to one or more banks or other financial institutions (each, an "Assignee") all, or a part of all, of its rights, interests and obligations under this Agreement and the Notes (or any one of its Notes) on such terms, as between such Bank and each of its Assignees, as such Bank may think fit, and such Assignee shall assume such rights, interests and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank; PROVIDED, HOWEVER, that (A) prior to assigning any interest to any Assignee hereunder, such Bank will (x) notify the Borrowers and the Agent in writing identifying the proposed Assignee and stating the aggregate principal amount of the proposed interest to be assigned, and (y) receive the prior written consent of each of the Borrowers and the Agent, which consent may not be unreasonably withheld by either the Borrowers or the Agent (it being acknowledged that it will be deemed reasonable to withhold consent to more than five Banks hereunder at any one time), and (B) no Bank will assign to any Assignee less than an aggregate amount equal to $5,000,000 of such Bank's Commitments and interest in the Notes (or, if less, the remaining Commitment of such Bank). It is understood and agreed that the proviso contained in the immediately preceding sentence shall not be applicable in the case of, and this paragraph (ii) shall not restrict, (A) an assignment or other transfer by any Bank to an Affiliate of such Bank or to any other Bank or (B) a collateral assignment or other similar transfer to a Federal Reserve Bank. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and to each of the other Security Documents to which any other Bank is a party, and shall have all the rights, interests and obligations of a Bank with the Commitments as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph
(ii), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee.

        (iii) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Sections 2.11 and 2.12 than such Bank



                                      -77
would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

        (iv) Assignments require a fee payable by the Assignor to the Administrative Agent, solely for the account of the Administrative Agent, in the amount of $3,000.

        10.11 SYNDICATION OR PARTICIPATION OF THE LOANS. The Agent, in cooperation with the Borrowers, will manage all aspects of the syndication or participation of the Loans, including, without limitation, decisions as to the selection of financial institutions to be approached, when such financial institutions will be approached and any titles offered to proposed financial institutions, which financial institutions will participate (so long as such financial institutions are reasonably acceptable to the Borrowers), the final allocation of commitments and the final distribution of fees, and the Agent may, on behalf of the Borrowers, accept commitments from other financial institutions. If the Agent deems such actions advisable in order to ensure a successful syndication or participation, the Agent may propose that this Agreement be amended, modified or supplemented, PROVIDED that the Total Commitment remains the same, such changes are agreeable to the Majority Banks or all of the Banks, as applicable, and such changes are not materially adverse to the Borrowers. The Borrowers agree to cooperate with the syndication or participation of the Loans (including assignments and participations) and the Borrowers will provide all information (including the financial statements required to be delivered pursuant to Section 4.7), reasonably requested by the Agent in a form reasonably satisfactory to the Agent. The Borrowers will also make its management and its advisors available at reasonable times to meet with potential banks in connection with the syndication or assignment of the Loans. The Agent will require any potential bank or participant who receives such information provided by the Borrower to keep such information confidential.

        10.12. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

        10.13. PARTIAL INVALIDITY. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

        10.14. CAPTIONS. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

        10.15. WAIVER OF JURY TRIAL. EACH MEMBER OF THE BORROWER AFFILIATED GROUP AGREES THAT NEITHER IT NOR ANY OF ITS ASSIGNEES OR SUCCESSORS SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE



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

RELATIONSHIP BETWEEN EACH MEMBER OF THE BORROWER AFFILIATED GROUP AND ITS ASSIGNS AND SUCCESSORS AND THE AGENT AND/OR ANY BANK, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENT, THE BANKS AND EACH MEMBER OF THE BORROWER AFFILIATED GROUP, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. EACH MEMBER OF THE BORROWER AFFILIATED GROUP ACKNOWLEDGES THAT NEITHER THE AGENT NOR ANY BANK HAS AGREED WITH OR REPRESENTED TO IT THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        10.16. WAIVER OF SPECIAL DAMAGES. EXCEPT AS PROHIBITED BY LAW, EACH MEMBER OF THE BORROWER AFFILIATED GROUP HEREBY WAIVES ANY RIGHTS WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION THIS AGREEMENT, THE NOTES AND THE SECURITY DOCUMENTS AND ANY AMENDMENTS THEREOF, ANY SPECIAL EXEMPLARY OR PUNITIVE DAMAGES. EACH MEMBER OF THE BORROWER AFFILIATED GROUP (A) CERTIFIES THAT NO BANK, AGENT OR REPRESENTATIVE, AGENT OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH ENTITY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, THE BANKS AND THE AGENT ARE RELYING UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.16.

        10.17. ENTIRE AGREEMENT. This Agreement, the Notes, the other Security Documents and the other documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

        10.18. BUSINESS TRUST. Unicco is a Massachusetts business trust. A copy of the Declaration of Trust establishing such trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed on behalf of such trust by officers of the trust as officers and not individually. Without waiving any rights the Agent or the Banks may have under applicable law, the Agent or the Banks acknowledge that the obligations of such trust under or arising out of this Agreement are binding upon the assets and property of the trust and not upon any of the trustees, officers or shareholders of such trust individually, except as specifically set forth in this Agreement as applicable to them in such capacity.




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

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                                      -80-

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                      THE BORROWERS:

                                      UNICCO SERVICE COMPANY


                                      By: /s/ GEORGE A. KECHES
                                         __________________________________
                                             Title: CFO and Treasurer

                                      USC, INC.


                                      By: /s/ GEORGE A. KECHES
                                         __________________________________
                                             Title: Treasurer

                                      UNICCO SECURITY SERVICES, INC.


                                      By: /s/ GEORGE A. KECHES
                                         __________________________________
                                             Title: Authorized Signatory

                                      UNICCO GOVERNMENT SERVICES, INC.


                                      By: /s/ GEORGE A. KECHES
                                         __________________________________
                                             Title: Treasurer


                                      UNICCO FINANCE CORP.


                                      By: /s/ GEORGE A. KECHES
                                         ____________________________________
                                             Title: Treasurer

                                      THE AGENT:

                                      BANKBOSTON, N.A.,
                                      as Agent, Administrative Agent and
                                      Collateral Agent


                                      By: /s/ HENRY L. PETRILLO
                                         __________________________________
                                             Title: Director

                                      THE BANKS:

                                      BANKBOSTON, N.A.


                                      By: /s/ HENRY L. PETRILLO
                                         -----------------------------------
                                              Title: DIRECTOR


The undersigned hereby
acknowledges and agrees to each
of the terms of the foregoing Loan
Agreement applicable to it as a
member of the Borrower
Affiliated Group or otherwise:

UNICCO FACILITY SERVICES CANADA COMPANY


By: /s/ GEORGE A. KECHES
   ---------------------------------
        Title: TREASURER

Each of the undersigned hereby acknowledges and agrees to the provisions of Section 6.10 applicable to him and agrees to immediately reimburse the Company in cash for any and all amounts received by him in contravention of such Section 6.10 (and to provide evidence thereof to the Collateral Agent):

/s/ STEVEN C. KLETJIAN
-----------------------------
Steven C. Kletjian

/s/ ROBERT P. KLETJIAN
-----------------------------
Robert P. Kletjian

/s/ RICHARD J. KLETJIAN
-----------------------------
Richard J. Kletjian

/s/ GEORGE A. KECHES
-----------------------------
George A. Keches

/s/ JOHN C. FEITOR
-----------------------------
John C. Feitor